As filed with the Securities and Exchange Commission on December 18, 2009
An Exhibit List can be found on page II-5.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

AMBER READY, INC.
(Name of registrant in its charter)

Nevada	8090	20-3445803
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

101 Roundhill Drive
Rockaway, New Jersey 07866
(866) 60-AMBER
(Address and telephone number of principal executive offices and principal place of business)

Frank DelVecchio, Chief Executive Officer
AMBER READY, INC.
101 Roundhill Drive
Rockaway, New Jersey 07866
(866) 60-AMBER
 (Name, address and telephone number of agent for service)

Copies to:
Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr.
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

i

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $.0001 per share	41,257,540	$1.00	$41,257,540	$2,302.17
Common Stock, par value $.0001 per share issuable upon conversion of debentures	15,571,869	$1.00	$15,571,869	$868.91
Common Stock, par value $.0001 per share issuable upon exercise of warrants	23,150,322	$1.50	$34,725,483	$1,937.68
Total	79,979,730		$91,554,892	$5,108.76

(1)
Estimated solely for the purpose of computing amount of the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933 based upon recent prices of private transactions, except for the shares issuable upon exercise of warrants, which is pursuant to Rule 457(g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 18, 2009

PROSPECTUS

AMBER READY, INC.

79,979,730 Shares of Common Stock

This prospectus relates to the sale of up to 79,979,730 shares of our common stock, including 15,571,869 shares of common stock issuable upon conversion of $15,571,845.37 principal amount of convertible debentures and 23,150,322 shares of common stock issuable upon exercise of outstanding common stock purchase warrants.  This is the initial registration of shares of our common stock.  The selling stockholders will sell the shares from time to time at $1.00 per share. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. We intend to begin discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus.   If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.  We currently intend to continue with this offering even if our common stock is not approved for quotation on the Over-The-Counter Bulletin Board. There is no assurance that a public market will develop for our shares of common stock.

The selling stockholders are offering these shares of common stock. The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling stockholders will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 6 of this prospectus to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____, 2009

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.  This prospectus will be updated as required by law.

All information contained herein relating to shares and per share data has been adjusted to reflect a 1:10 reverse stock split effected on January 23, 2009.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

AMBER READY, INC.

We were incorporated on October 22, 2001 under the laws of the State of Nevada as DS & E Metals, Inc. In September 2005, in connection with the acquisition of 100% of the membership interests of Amber Alert Safety Centers, L.L.C., a New Jersey limited liability company, we changed our name to Amber Alert Safety Centers, Inc.  On January 23, 2009, we changed our name to AMBER Ready, Inc.

We are a development stage company whose mission is to provide to parents, grandparents and legal guardians, security for today’s youth by providing child safety kits along with a program that can enhance the capabilities of the Amber Alert System using our state-of-the-art technology and instant information dissemination methodology, enabling law enforcement agencies worldwide to instantly receive identity profiles, pictures and other vital information to aid in the rapid recovery of missing children. The technology will also allow parents to store a child’s medical information that can quickly be disseminated to a hospital in the event the child is in need of emergency care. Our system can also send alerts to AMBER Ready subscribers containing the child’s poster, create rewards to motivate the public to “Be on the Lookout” for missing children, which we hope will create a deterrent against child abduction. Our services will be provided through e-mail and the wireless phone network system. Our child safety kits, which includes the program, retail for $12.95, $19.95 and $39.95, with a cost of $19.95 annual renewal fee.

We have incurred losses since our inception. For the years ended December 31, 2008 and 2007, we generated revenues of $716 and $nil, respectively, and incurred net losses of $9,835,053 and $1,814,818, respectively.   At December 31, 2008, we had a working capital deficit of $3,405,550 and an accumulated deficit of $12,855,639.  These factors raise substantial doubt about our ability to continue as a going concern.  For the nine months ended September 30, 2009, we generated revenues of $10,684 and a net loss of $38,178,788. At September 30, 2009, we have a working capital deficit of $6,196,280.  To continue our operations and fully carry out our business plans for the next 12 months, we need to raise additional capital (up to $5,000,000) for which we currently do not have any contracts or commitments for additional funding. We can give no assurance that we will be able to raise such capital on terms acceptable to us, if at all. We have limited financial resources until such time that we are able to generate positive cash flow from operations.

There is currently no public market for our common stock.  We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus. We are registering shares of our common stock for resale pursuant to this prospectus in order to allow the selling stockholders to sell their holdings in the public market and to begin developing a public market for our securities to be able to seek public financing and business development opportunities in the future, although we currently do not have any contracts or commitments for any public financing or business development opportunities. Our management would like a public market for our common stock to develop from shares sold by the selling shareholders.  No assurances can be given that our common stock will be approved for quotation on the on the Over-The-Counter Bulletin Board or that a public market will develop. In the event that our common stock is not approved for quotation or a public market does not develop, the price at which our common stock is likely to sell will decline, possibly significantly, and investors may be unable to resell shares of our common stock.

Our principal offices are located at 101 Roundhill Drive, Rockaway, New Jersey 07866 and our telephone number is (866) 60-AMBER. We are a Nevada corporation.

The Offering

Common stock offered by selling stockholders
79,979,730 shares, including the following:

- 41,257,540 shares of common stock;
-  up to 15,571,869 shares of common stock underlying convertible debentures in the face amount of $15,571,845.37; and
- up to 23,150,322 shares underlying warrants exercisable at $1.50 per share.

Shares outstanding prior to the offering	60,206,379 shares as of December 14, 2009 (1)

Shares to be outstanding after the offering	98,928,570 shares

Use of proceeds
We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. However, the warrants entitle the holder to exercise their warrants on a cashless basis. In the event that any selling stockholder exercises their warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

(1)
Does not include shares of common stock issuable upon conversion of outstanding convertible debentures or warrants. Please see our “Description of Securities” section on page 38 for a complete description of these securities, including their conversion terms.

Recent Transactions

2008 Private Placement

Between February and May 2008, we sold convertible notes, or the Old Notes, in the face amount of $2,075,500 to 51 accredited investors in private placement transactions pursuant to Rule 506 of Regulation D for aggregate proceeds of $2,075,500.  The Old Notes bear interest at 10% per annum, matured six months from the date of issuance, and were convertible into shares of our common stock, at the holders’ option, at a rate of $5.00 per share at any time prior to the maturity date.

We, with assistance from John Thomas Financial, Inc., or John Thomas, entered into amendment agreements, or the Note Extensions, with holders of $1,778,500 principal amount of the Old Notes, pursuant to which the holders agreed to extend the maturity date of the Old Notes in exchange for the interest on the Old Notes being increased to 18% and the issuance of an additional 433,041 shares of common stock.  The maturity date on the Old Notes was extended until the earlier of (i) March 31, 2010 or (ii) 30 days after we raise $7,000,000 in one or more financings. The holders also waived all defaults under the Old Notes that currently existed or which might be otherwise triggered by the terms of a prior offering. We paid John Thomas $100,000 as a fee for assisting in the extension of the Old Notes.  The 433,041 shares issued in connection with the Note Extensions are being registered for resale pursuant to this prospectus.

On April 21, 2009, in connection with a private placement, we reached $7 million in financing, setting the maturity date of the Old Notes at May 21, 2009.  At the final closing of the private placement, Old Notes in the face amount of $1,738,500 were outstanding. Holders of such Old Notes had until May 21, 2009 to elect to convert their Old Notes into notes from the private placement.  All of the holders of the Old Notes then outstanding elected to convert their Old Notes with the exception of holders of Old Notes in the face amount of $100,000, which we repaid. We issued convertible notes in the principal amount of $2,029,264.49 to holders of the Old Notes.

Bridge Financing

On December 31, 2008, and as amended February 18, 2009, we entered into a series of transactions with John Thomas Bridge & Opportunity Fund, L.P., or JTBO, pursuant to which we issued a secured convertible note, or the Bridge Note, in the face amount of $740,000 and 2,250,000 shares of our common stock, or the Bridge Shares, to JTBO in exchange for $750,000.  The Bridge Note accrued interest at the rate of 14% per annum, which was payable on the first day of each month starting February 1, 2009.  We paid a finder’s fee of $97,500 to John Thomas in connection with this transaction and also issued 500,000 shares of common stock to John Thomas. The Bridge Note was repaid on April 1, 2009.

In connection with the transaction, we also entered into a registration rights agreement, or the JTBO Registration Rights Agreement, as amended on March 17, 2009 and May 29, 2009, providing for the filing of a registration statement with the Securities and Exchange Commission, or SEC, registering the Bridge Shares.  We are obligated to use our best efforts to cause the registration statement to be declared effective no later than 120 days after the filing of the registration statement and to insure that the registration statement remains in effect until all of the registrable shares have been sold or are eligible to be sold under Rule 144.  In the event of a default of our obligations under the JTBO Registration Rights Agreement, including our agreement to file the registration statement with the SEC no later than July 29, 2009, or if the registration statement is not declared effective by the effective deadline, we are required to pay to JTBO, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, shares of our common stock equal to 2% of our fully diluted common stock. We have issued liquidated damages of $7,363,718 to JTBO for registration defaults through November 30, 2009.  In connection with the second amendment, we issued JTBO 600,000 shares of common stock.

On February 25, 2009, we entered into a second series of transactions with JTBO, pursuant to which we issued a secured convertible note, the Second Bridge Note, in the face amount of $195,000 and 750,000 shares of our common stock, or the Second Bridge Shares, to JTBO in exchange for $200,000.  The Second Bridge Note accrued interest at the rate of 20% per annum, which was payable on the first day of each month starting March 1, 2009.  We paid a finder’s fee of $26,000 to John Thomas in connection with this transaction.  The Second Bridge Note was repaid on April 1, 2009.

In connection with the February 2009 transaction, we also entered into a registration rights agreement, or the Second JTBO Registration Rights Agreement, as amended on March 17, 2009 and May 29, 2009, providing for the filing of a registration statement with the SEC registering the Second Bridge Shares.  We are obligated to use our best efforts to cause the registration statement to be declared effective no later than 120 days after the filing of the registration statement and to insure that the registration statement remains in effect until all of the registrable shares have been sold or are eligible to be sold under Rule 144.  In the event of a default of our obligations under the Second JTBO Registration Rights Agreement, including our agreement to file the registration statement with the SEC no later than July 29, 2009, or if the registration statement is not declared effective by the effective deadline, we are required pay to JTBO, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, shares of our common stock equal to 2% of our fully diluted common stock. We have issued liquidated damages of $7,363,718 to JTBO for registration defaults through November 30, 2009.

On March 19, 2009, we entered into a third series of transactions with JTBO, pursuant to which we issued a secured note, or the Third Bridge Note, in the face amount of $63,999 and 100,000 shares of our common stock, or the Third Bridge Shares, to JTBO in exchange for $64,999.  The Third Bridge Note accrues interest at the rate of 20% per annum, which is payable on the first day of each month starting April 1, 2009.  We paid a finder’s fee of $8,450 to John Thomas in connection with this transaction. The Third Bridge Note was repaid on April 1, 2009.

In connection with the March 2009 transaction, we also entered into a registration rights agreement, or the Third JTBO Registration Rights Agreement, as amended on May 29, 2009, providing for the filing of a registration statement with the SEC registering the Third Bridge Shares.  We are obligated to use our best efforts to cause the registration statement to be declared effective no later than 120 days after the filing of the registration statement and to insure that the registration statement remains in effect until all of the registrable shares have been sold or are eligible to be sold under Rule 144.  In the event of a default of our obligations under the Third JTBO Registration Rights Agreement, including our agreement to file the registration statement with the SEC no later than July 29, 2009, or if the registration statement is not declared effective by the effective deadline, we are required pay to JTBO, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, shares of our common stock equal to 2% of our fully diluted common stock. We have issued liquidated damages of $7,363,718 to JTBO for registration defaults through November 30, 2009.

2009 Senior Secured Private Placement

In April 2009, we sold $11,999,980.88 principal amount of secured convertible notes, or the Senior Notes, to approximately 120 accredited investors and non-U.S. persons.  The Old Notes that were exchanged on May 21, 2009 were exchanged for Senior Notes.  The Senior Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into units, or the Senior Units, at a conversion price of $1.00 per Senior Unit. Each Senior Unit consists of (i) one share of our common stock and (ii) a common stock purchase warrant to purchase one share of our common stock, exercisable for a period of five years at an exercise price of $1.50 per share, or the Senior Warrants.  In connection with this offering, we paid John Thomas $1,808,447.52 for fees and expenses, issued to John Thomas 500,000 shares of our common stock and issued warrants to purchase 2,805,849 shares of common stock with an exercise price of $1.50 per share to John Thomas and its employees.  In addition, we and John Thomas entered into a two year financial consulting agreement whereby John Thomas received 2,400,000 shares of our common stock and will receive monthly payments of $15,000 for total payments of $360,000.

The Senior Notes will automatically convert into Senior Units if we attain 500,000 new revenue-generating subscribers at more than $25 per year and we are cash flow positive within 18 months after April 1, 2009, or the Conditions. The interest on the Senior Notes will be payable quarterly in arrears and will be payable, at our option, in cash or Senior Units, at a price of $1.00 per Senior Unit.  The Senior Notes contain customary weighted-average anti-dilution protection.

The Senior Warrants are exercisable for a period of five years at an exercise price of $1.50 per share.  The Senior Warrants contain customary weighted-average anti-dilution protection. The Senior Warrants will be exercisable on a cashless basis any time 150 days after April 29, 2009 if a registration statement registering for resale the common stock issuable upon exercise of the Senior Warrants is not effective.

In connection with this offering, we granted each investor registration rights.  We are obligated to use our best efforts to cause a registration statement registering for resale the common stock included in the Senior Units, the common stock underlying the Senior Warrants included in the Senior Units and the warrants issued to John Thomas and its employees to be filed no later than 60 days from April 29, 2009 and must be declared effective no later than 90 days from the date that the registration statement is filed.  Moreover, we are required to ensure that the registration statement remains in effect until the earlier of two years from April 29, 2009 or the sale of all the securities registered thereunder.  If we fail to comply with the registration statement filing or effective date requirements, we are required to pay the investors a fee equal to 2.0% of our issued and outstanding common stock, on a fully-diluted basis, for each 30-day period of delay.  We have issued liquidated damages of $4,987,776 to the investors for registration defaults through November 30, 2009.

Pursuant to a security agreement, or the Senior Security Agreement, between us and Hudson Asset Partners, LLC, acting as a collateral agent, or the Collateral Agent, we granted the investors a first priority security interest in all of our assets, including but not limited to goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.  In addition, pursuant to a control account agreement, or the Control Account Agreement, among us, the Collateral Agent and Signature Bank, as depository, we deposited $1,600,000 of the proceeds from the Senior Notes, and we are obligated to deposit 5% of our future gross revenues into a restricted-use cash collateral account for security on the repayment of the Senior Notes on a quarterly basis until such time as the Senior Notes are all repaid or converted. The Senior Notes prohibit us from issuing other debt on parity with or senior to the Senior Notes.

In addition, Mr. Kai Patterson, one of our directors, pledged 13,814,000 shares of common stock, or the Patterson Shares, for the benefit of holders of the Senior Notes. The Patterson Shares will be released from the pledge if we achieve the Conditions.  If the Conditions are not met, the Patterson Shares will be distributed pro rata to the then holders of the Senior Notes, and the Senior Notes will remain outstanding.

2009 Subordinated Secured Private Placement

On June 30, 2009, we sold $1,542,600 principal amount of subordinated secured convertible notes, or the Subordinated Notes, to 26 accredited investors and non-U.S. persons.  The Subordinated Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into units, or the Subordinated Units, at a conversion price of $1.00 per Subordinated Unit. Each Subordinated Unit consists of (i) one share of our common stock and (ii) three common stock purchase warrants to purchase three shares of our common stock, exercisable for a period of five years at an exercise price of $1.50 per share, or the Subordinated Warrants.  In connection with this offering, we paid John Thomas $200,538 for fees and expenses and issued warrants to purchase 308,520 shares of common stock with an exercise price of $1.50 per share to John Thomas and its employees.

The Subordinated Notes will automatically convert into Subordinated Units if we achieve the Conditions. The interest on the Subordinated Notes will be payable quarterly in arrears and will be payable, at our option, in cash or Subordinated Units, at a price of $1.00 per Subordinated Unit.  The Subordinated Notes contain customary weighted-average anti-dilution protection.

The Subordinated Warrants are exercisable for a period of five years at an exercise price of $1.50 per share.  The Subordinated Warrants contain customary weighted-average anti-dilution protection. The Subordinated Warrants will be exercisable on a cashless basis any time 150 days after June 30, 2009 if a registration statement registering for resale the common stock issuable upon exercise of the Subordinated Warrants is not effective.

In connection with this offering, we granted each investor registration rights.  We are obligated to use our best efforts to cause a registration statement registering for resale the common stock included in the Subordinated Units, the common stock underlying the Subordinated Warrants included in the Subordinated Units and the warrants issued to John Thomas and its employees to be filed no later than 60 days from June 30, 2009 and must be declared effective no later than 90 days from the date that the registration statement is filed.  Moreover, we are required to ensure that the registration statement remains in effect until the earlier of two years from June 30, 2009 or the sale of all the securities registered thereunder.  If we fail to comply with the registration statement filing or effective date requirements, we are required to pay the investors a fee equal to 2.0% of our issued and outstanding common stock, on a fully-diluted basis, for each 30-day period of delay.  We have issued liquidated damages of $5,158,471 to the investors for registration defaults through November 30, 2009.

Pursuant to a security agreement, or the Subordinated Security Agreement, between us and the Collateral Agent, we granted the investors a second priority security interest in all of our assets, including but not limited to goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.  The security interest for the holders of the Subordinated Notes will be subordinate to the security interest granted to the holders of the Senior Notes.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We have a limited operating history and therefore we cannot ensure the long-term successful operation of our business or the execution of our business plan.

We have only been in existence and engaged in our current and proposed business operations since September 2005. As a result, we have only a limited operating history upon which you may evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks, uncertainties, expenses and difficulties associated with early stage enterprises and the development, production and sale of the types of products and services that we offer.  You should consider an investment in our company in light of these risks, uncertainties, expenses and difficulties. Such risks include:

•	the absence of an operating history;

•	insufficient capital;

•	expected continual losses for the foreseeable future;

•	our ability to anticipate and adapt to a developing market(s);

•	acceptance by consumers of our services and products;

•	limited marketing experience;

•	an expected reliance on third parties for our professional staff and services;

•	a competitive environment characterized by numerous, well-established and well-capitalized competitors;

•	the ability to identify, attract and retain qualified personnel;

•	our ability to provide superior customer service; and

•	reliance on key personnel.

Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our company. We may be unable to successfully overcome these risks which could harm our business.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by new and growing companies in the personal safety and security fields in which we operate. We must meet many challenges including:

•	Establishing and maintaining broad market acceptance of our services and products and converting that acceptance into new and repeat subscribers;

•	Establishing and maintaining our brand name;

•	Timely and successfully introducing new services and products, and increasing the functionality and features of existing services and products; and

•       Successfully responding to competition.

Our business strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks our business will be harmed.

We have a history of losses which may continue, which may negatively impact our ability to achieve our business objectives.

We incurred net losses of $9,835,053 for the year ended December 31, 2008 and $1,814,818 for the year ended December 31, 2007.  For the nine months ended September 30, 2009, we incurred a net loss of $38,178,788. In addition, at September 30, 2009, we had an accumulated deficit of $51,034,427 and a working capital deficit of $6,196,280. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.  Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated December 15, 2009, our independent auditors stated that our financial statements for the year ended December 31, 2008 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of significant losses since inception with no significant revenues, a working capital deficiency and an accumulated deficit. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

If we are unable to obtain additional funding our business operations will be harmed and if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We require additional funds to sustain our operations and institute our business plan.  We anticipate that we will require up to approximately $5,000,000, for our anticipated operations for the next twelve months. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy.  Even if we do receive additional financing, it may not be sufficient to sustain or expand our development operations or continue our business operations.

We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our development plans or cease our business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We face significant competitive risks.  If these risks negatively affect our business, you could lose your entire investment.

We can provide no assurance that our products and services are able to compete effectively with other existing child safety products. The business of providing child safety products and services is highly competitive. We believe that all of our current competitors have longer operating histories and significantly greater resources than we do. We cannot assure you that we will be able to compete effectively or that additional competitors will not enter the market in the future.  If we are unable to compete, we may be forced to curtail or cease our business operations, which might result in the loss of some or all of your investment in our common stock.

A significant portion of our income comes from individual purchases not long-term contracts; as a result, our revenue is not guaranteed from quarter-to-quarter and we cannot always operate efficiently.

A large percentage of our customer base involves individual purchases who do not enter into long-term purchase orders or commitments.  Therefore, a large number of cancellations and non-renewals could exceed new subscribers, resulting in a loss of revenue.  We make significant decisions regarding staffing and component procurement, personnel and resource requirements, and the level of business we seek and accept based upon long-term estimates of our number of customers.  The short-term nature of our customers’ commitments could result in large deviations from our estimates, resulting in severe excesses or shortages in staffing and resources.  This makes it difficult for us to maximize our potential efficiency.

Our computer system is vulnerable to being hacked, resulting in loss of customer confidence and liability for damages to customers.

We employ a state-of-the-art computer system and security protections.  However, no computer system is 100% impenetrable. Although we back up our data on a daily and weekly basis, if our computer system does get hacked, it could lead to incorrect or misinformation provided to customers and a loss of confidence by our customers, who would stop using our services, leading to a decrease in revenue and potential liability.

As a result of our industry, we need to maintain substantial insurance coverage, which could become very expensive or have limited availability.

Our marketing and sale of products and services related to the child safety and medical and emergency care fields creates an inherent risk of claims for liability.  As a result, we have secured and will continue to maintain insurance in amounts we consider adequate to protect us from claims.  We cannot, however, be assured that we will have resources sufficient to satisfy liability claims in excess of policy limits if required to do so.  Also, there is no assurance that our insurance provider will not drop our insurance or that our insurance rates will not substantially rise in the future, resulting in increased costs to us or forcing us to either pay higher premiums or reduce our coverage amounts which would result in increased liability to claims.

We may face costly litigation that could force us to pay damages and harm our reputation.

Like other participants in the child safety and medical and emergency care fields, we are subject to lawsuits alleging negligence, product liability or other similar legal theories, many of which involve large claims and significant defense costs. Any of these claims, whether with or without merit, could result in costly litigation, and divert the time, attention, and resources of management. Although we currently maintain liability insurance intended to cover such claims, there can be no assurance that the coverage limits of such insurance policies will be adequate or that all such claims will be covered by the insurance. In addition, these insurance policies must be renewed annually. Although we have been able to obtain liability insurance, such insurance may not be available in the future on acceptable terms, or at all. A successful claim in excess of the insurance coverage could have a material adverse effect on our results of operations or financial condition.

Our resources may not be sufficient to manage our expected growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems.

If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to perform our services and maintain our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially adversely affected. As with all expanding businesses, the potential exists that growth will occur rapidly. If we are unable to effectively manage this growth, our business and operating results could suffer. Anticipated growth in future operations may place a significant strain on management systems and resources. In addition, the integration of new personnel will continue to result in some disruption to ongoing operations. The ability to effectively manage growth in a rapidly evolving market requires effective planning and management processes. We will need to continue to improve operational, financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force.

If we are unable to successfully recruit qualified sales and marketing personnel, we may not be able to continue our operations.

                In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified sales and marketing personnel to sell our programs to subscribers. Competition for qualified sales and marketing personnel is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Any inability to adequately protect our proprietary technology could harm our ability to compete.

Our future success and ability to compete depends in part upon our proprietary technology, patents and trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

We have obtained one trademark, have applied for two other trademarks and intend to apply for one copyright. Any trademarks, copyrights and patents that are issued to us could be invalidated, circumvented or challenged. If challenged, our trademarks, copyrights and patents might not be upheld or their claims could be narrowed. Our intellectual property may not be adequate to provide us with competitive advantage or to prevent competitors from entering the markets for our products. Additionally, our competitors could independently develop non-infringing technologies that are competitive with, equivalent to, and/or superior to our technology. Monitoring infringement and/or misappropriation of intellectual property can be difficult, and there is no guarantee that we would detect any infringement or misappropriation of our proprietary rights. Even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations.

We may not be able to protect adequately the trade secrets and confidential information that we disclose to our employees.

We rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position.  Competitors, through their independent discovery (or improper means, such as unauthorized disclosure or industrial espionage), may come to know our proprietary information. We generally require employees and consultants to execute confidentiality and assignment-of-inventions agreements. These agreements typically provide that all materials and confidential information developed by or made known to the employee or consultant during his, her or its relationship with us are to be kept confidential and that all inventions arising out of the employee’s or consultant’s relationship with us are our exclusive property.  Our employees and consultants may breach these agreements and in some instances we may not have an adequate remedy.  Additionally, in some instances, we may have failed to require that employees and consultants execute confidentiality and assignment-of-inventions agreements.

We may be subject to claims of infringement by third parties that may adversely affect our rights and may be costly and time consuming to defend.

Third parties may claim infringement by us of their intellectual property rights.  Our products may infringe other intellectual property rights of third parties.  We may be required to seek licenses for, or otherwise acquire rights to, technology as a result of claims of infringement. We may not possess proper ownership or access rights to the intellectual property we use.  Any claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management’s attention and resources, cause product development delays or require us to enter into royalty or licensing agreements.  Royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. In the event of a successful claim of product infringement against us, our failure or inability to license or design around the infringed technology could have a material adverse effect on our business, financial condition and results of operations.

As further described under the section of this Memorandum entitled “Business – Legal Proceedings,” we are a defendant in a lawsuit commenced by Blinglet, Inc., for breach of contract and misappropriation of trade secrets, among other causes of action. Although we believe we have meritorious defenses and are vigorously defending our position in these proceedings, the litigation proceedings may cause us to lose current or potential customers, and if the lawsuit is successful, the monetary damages and injunction sought could force us to discontinue operations.

Our officers, directors and principal shareholders own a controlling interest in our voting stock and investors will not have any voice in our management.

Currently, our officers, directors and principal shareholders, in the aggregate, beneficially own or control the votes of approximately 53.8% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our certificate of incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors, executive officers and principal shareholders collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors, executive officers or principal shareholders, or the prospect of these sales, could adversely affect the market price of our common stock. Our officers, directors and principal shareholders’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Common Stock:

There is presently no market for our common stock. Any failure to develop or maintain a trading market could negatively affect the value of our shares and make it difficult or impossible for you to sell your shares.

Prior to this offering, there has been no public market for our common stock and a public market for our common stock may not develop upon completion of this offering.  While we will attempt to have our common stock quoted on the Over-The-Counter Bulletin Board, since the OTC Bulletin Board is a dealer system we will have to seek market-makers to provide quotations for the common stock and it is possible that no market-maker will want to provide such quotations. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us.  Even if a market for our common stock does develop, the market price of our common stock may be highly volatile.  In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Even if our common stock is quoted on the OTC Bulletin Board under a symbol, the OTC Bulletin Board provides a limited trading market. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

If you purchase shares in this offering, you will experience immediate and substantial dilution.

The $1.00 per share offering price of the common stock being sold under this prospectus has been arbitrarily set.  The price does not bear any relationship to our assets, book value, earnings, or net worth and it is not an indication of actual value.  Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution.  You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.  The amount of dilution to purchasers in the offering utilizing the $1.00 offering price and our latest net tangible book value is $1.19 as calculated below.

As of September 30, 2009
Net tangible assets (A)	$(6,294,529)

Shares Outstanding (B)	33,614,963

Assumed exercise of warrants issued with convertible debentures	18,657,045
Assumed conversion of preferred stock	15,621,845
Net additional shares issuable	34,278,890
Adjusted shares outstanding	67,893,853

Net tangible book value per share (A) divided by (B)	$(0.19)

Diluted Tangible Book Value Per Share (C)	$(0.19)
(assumed exercise/conversion is anti-dilutive)

Purchase price in the offering (D)	$1.00

Potential dilution per share (D) – (C)	$1.19

The issuance of shares upon conversion of our convertible notes and exercise of our warrants may cause immediate and substantial dilution to our existing stockholders and may depress the market price of our common stock.

As of December 14, 2009, we had 60,206,379 shares of common stock issued and outstanding.   There were outstanding convertible debentures that may be converted into approximately 15,621,869 shares of common stock, warrants outstanding that may be exercised into 5,002,884 shares of common stock and warrants issuable upon conversion of outstanding convertible securities that could be exercised into 18,657,069 shares of common stock.  The issuance of shares upon conversion of the convertible notes or exercise of the warrants may result in substantial dilution to the interests of other stockholders and may adversely affect the market price of our common stock if we are approved for listing on the OTC Bulletin Board.  In addition, the conversion price of the convertible notes will decrease if we issue securities below the then current conversion price, which would result in the number of shares of common stock issuable upon conversion to increase, resulting in substantial dilution to the purchasers of our common stock.  Below, we have calculated the dilutive effects of these securities upon the conversion of the debentures and the exercise of the warrants.  Because we have a net asset deficiency, the issuance of additional shares of common stock from conversion of outstanding debentures or exercise of warrants is anti-dilutive.

As of September 30, 2009
Net tangible assets (A)	$(6,294,529)

Shares outstanding (B)	33,614,963

Assumed exercise of warrants issued with convertible debentures	18,657,045
Assumed conversion of convertible debt	15,621,845
Assumed conversion of other outstanding warrants	5,002,884
Net additional shares issuable	39,281,774
Adjusted shares outstanding (C)	72,896,737

Net tangible book value per share	$(0.19)

Diluted tangible book value per share	$(0.19)
     (assumed exercise/conversion is anti-dilutive)

Should our stock become listed on the OTC Bulletin Board, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the Over-The-Counter Bulletin Board, which we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. The lack of resources to prepare and file our reports, including the inability to pay our auditor, could result in our failure to remain current on our reporting requirements, which could result in our being removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.   In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our company.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.

Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on our internal controls over financial reporting in their annual reports on Form 10-K. In addition, the public accounting firm auditing our financial statements must attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting. These requirements are not presently applicable to us but we will become subject to these requirements subsequent to the effective date of this prospectus. If and when these regulations become applicable to us, and if we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

If approved for listing, our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. However, the warrants entitle the holder to exercise their warrants on a cashless basis. In the event that any selling stockholder exercises their warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

There is currently no public trading market for our common stock.

As of December 14, 2009, we had 60,206,379 shares of common stock issued and outstanding and approximately 347 stockholders of record of our common stock.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.   We do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Equity Compensation Plan Information

None.

DETERMINATION OF OFFERING PRICE

The conversion price of the secured and subordinated debentures sold in our private placements in April and June 2009 was $1.00, which is the basis for the per share offering price herein. It is a fixed price at which the selling stockholders identified herein may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. The per share offering price of the common stock was chosen based on the last completed offering price of common stock to accredited investors pursuant to an exempt private placement. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to request the assistance of a market maker to apply to the OTC Bulletin Board for the quotation of the common stock. If the common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the information in this Form S-1 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this prospectus. See “Risk Factors.”

Overview

We were incorporated on October 22, 2001 under the laws of the State of Nevada as DS & E Metals, Inc. In September 2005, in connection with the acquisition of 100% of the membership interests of Amber Alert Safety Centers, L.L.C., a New Jersey Limited Liability Company, we changed our name to Amber Alert Safety Centers, Inc.  On January 23, 2009, we changed our name to AMBER Ready, Inc.

We are a development stage company whose mission is to provide to parents, grandparents and legal guardians, security for today’s youth by providing child safety kits along with a program that can enhance the capabilities of the Amber Alert System using our state-of-the-art technology and instant information dissemination methodology, enabling law enforcement agencies worldwide to instantly receive identity profiles, pictures and other vital information to aid in the rapid recovery of missing children. The technology will also allow parents to store a child’s medical information that can quickly be disseminated to a hospital in the event the child is in need of emergency care. Our system can also send alerts to AMBER Ready subscribers containing the child’s poster, create rewards to motivate the public to “Be on the Lookout” for missing children, which we hope will create a deterrent against child abduction. Our services will be provided through e-mail and the wireless phone network system. Our child safety kits, which includes the program, retail for $12.95, $19.95 and $39.95, with a cost of $19.95 annual renewal fee.

Results of Operations

The following discussion of the financial condition and results of operations should be read in conjunction with the financial statements included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

Year ended December 31, 2008 compared to the year ended December 31, 2007

Revenue

Revenue for the year ended December 31, 2008 was $716, as compared to $nil for the year ended December 31, 2007. During this time, we were mainly focused on research and development of our products and services.

Expenses

Our total expenses for the year ended December 31, 2008 were $8,733,079 compared to $1,814,827 for the year ended December 31, 2007.  The $6,918,252 increase was a result of increases of $2,073,215 in consulting fees, $3,939,774 in compensation, $463,381 in general and administrative fees, $253,327 in professional fees and $188,555 in advertising and promotion.  These additional expenses were incurred as we raised funds and hired personnel and consultants as we began to transition from research and development into a company ready for operations.

Other Income and Expenses

For the year ended December 31, 2008, we incurred expenses of $638,282 in amortized deferred financing costs, $290,883 in amortized debt discount and $168,374 in interest expense, which was offset by $4,555 in interest income.  We had no other expenses for the year ended December 31, 2007.

Net Loss

For the year ended December 31, 2008, we incurred a net loss of $9,835,053 ($4.67 per share of common stock) as a result of the foregoing, compared to a net loss of $1,814,818 ($1.27 per share of common stock) for the year ended December 31, 2007.

Nine months ended September 30, 2009 compared to the nine months ended September 30, 2008

Revenue

Revenue for the nine months ended September 30, 2009 was $10,684, as compared to $541 for the nine months ended September 30, 2008. The increase in revenue is a result of our transition to an operating company as we began offering our products and services for sale.

Expenses

Our total expenses for the nine months ended September 30, 2009 were $17,945,072 compared to $2,102,998 for the nine months ended September 30, 2008.  The $15,842,074 increase was a result of increases of $3,477,025 in consulting fees, $8,442,896 in compensation, $2,177,982 in advertising and promotion $1,251,581 in general and administrative fees and $442,590 in professional fees.  These additional expenses were incurred as we raised funds and hired personnel and consultants as we began to transition from research and development into a company ready for operations.

Other Income and Expenses

For the nine months ended September 30, 2009, we incurred expenses of $14,443,749 in financing costs related to share issuances, $3,063,948 in amortized deferred financing costs, $1,553,368 in interest expense and $1,165,661 in amortized debt discount, which was offset by $8,168 in interest income.  For the nine months ended September 30, 2008, we incurred expenses of $611,692 in amortized deferred financing costs, $205,014 in amortized debt discount and $109,047 in interest expense, which was offset by $4,555 in interest income.

Net Loss

For the nine months ended September 30, 2009, we incurred a net loss of $38,178,788 ($1.94 per share of common stock) as a result of the foregoing, compared to a net loss of $3,032,249 ($1.45 per share of common stock) for the nine months ended September 30, 2008.

Liquidity and Capital Resources

As of September 30, 2009, we had a working capital deficit of $6,196,280, resulting primarily from $7,543,978 in share liabilities for common shares to be issued. From inception to September 30, 2009, we used $8,142.995 in cash in operating activities. Cash used in investing activities totaled $1,825,860, which was primarily utilized for restricted cash and acquisition of property and equipment and website development costs. Cash provided by financing activities totaled $10,508,960 mainly from sale of convertible notes.

We expect significant capital expenditures during the next 12 months, contingent upon raising capital.  These anticipated expenditures are for marketing, advertising, inventory, equipment and overhead. We have sufficient funds to conduct our operations for one or more months, but not for 12 months or more.  There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

We do not currently have a sufficient amount of cash to cover our operating and development costs.  Our fixed operating expenses have been and are expected to continue to outpace revenue resulting in additional losses in the near term.  If we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of common stock or borrow funds from private lenders pursuant to instruments which are junior to our outstanding secured debt instruments. There can be no assurance that we will be successful in obtaining additional funding.

We will still need additional financing in order to continue operations. Additional financings are being sought, but we cannot guarantee that we will be able to obtain such financings.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the current lack of a trading price of our common stock and a downturn in the U.S. stock and debt markets is likely to make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail or cease our operations.

Between February and May 2008, we sold convertible notes, or the Old Notes, in the face amount of $2,075,500 to 51 accredited investors in private placement transactions pursuant to Rule 506 of Regulation D for aggregate proceeds of $2,075,500.  The Old Notes bear interest at 10% per annum, matured six months from the date of issuance, and were convertible into shares of our common stock, at the holders’ option, at a rate of $5.00 per share at any time prior to the maturity date.

We, with assistance from John Thomas Financial, Inc., or John Thomas, entered into the Note Extensions with holders of $1,778,500 principal amount of the Old Notes, pursuant to which the holders agreed to extend the maturity date of the Old Notes in exchange for the interest on the Old Notes being increased to 18% and an aggregate of 433,041 shares of common stock.  The maturity date on the Old Notes was extended until the earlier of (i) March 31, 2010 or (ii) 30 days after we raise $7,000,000 in one or more financings. The holders also waived all defaults under the Old Notes that currently existed or which might be otherwise triggered by the terms of a prior offering. We paid John Thomas $100,000 as a fee for assisting in the extension of the Old Notes.  The 433,041 shares issued in connection with the Note Extensions are being registered for resale pursuant to this prospectus.

On April 21, 2009, in connection with a private placement, we reached $7 million in financing, setting the maturity date of the Old Notes at May 21, 2009.  At the final closing of the private placement, Old Notes in the face amount of $1,738,500 were outstanding. Holders of such Old Notes had until May 21, 2009 to elect to convert their Old Notes into notes from the private placement.  All of the holders of the Old Notes then outstanding elected to convert their Old Notes with the exception of holders of Old Notes in the face amount of $100,000, which we repaid. We issued convertible notes in the principal amount of $2,029,264.49 to holders of the Old Notes.

On December 31, 2008, and as amended February 18, 2009, we entered into the Financing with JTBO, pursuant to which we issued the Bridge Note in the face amount of $740,000 and the Bridge Shares to JTBO in exchange for $750,000.  The Bridge Note accrued interest at the rate of 14% per annum, which was payable on the first day of each month starting February 1, 2009.  The Bridge Note matured on the earlier of: a) August 31, 2009; b) the third business day after we received gross proceeds of $3,000,000 from one or more financings; or c) upon an event of default. The Bridge Note was repaid on April 1, 2009.

On February 25, 2009, we entered into the Second Financing with JTBO, pursuant to which we issued the Second Bridge Note in the face amount of $195,000 and the Second Bridge Shares to JTBO in exchange for $200,000.  The Second Bridge Note accrued interest at the rate of 20% per annum, which was payable on the first day of each month starting March 1, 2009.  The Second Bridge Note matured on the earlier of: a) August 31, 2009; b) the business day after we received gross proceeds of $1,000,000 from one or more financings; or c) upon an event of default.  The Second Bridge Note was repaid on April 1, 2009.

On March 19, 2009, we entered into the Third Financing with JTBO, pursuant to which we issued the Third Bridge Note in the face amount of $63,999 and the Third Bridge Shares to JTBO in exchange for $64,999.  The Third Bridge Note accrued interest at the rate of 20% per annum, which was payable on the first day of each month starting April 1, 2009.  The Third Bridge Note matured on the earlier of: a) August 31, 2009; b) the business day after we received gross proceeds of $1,000,000 from one or more financings; or c) upon an event of default.  The Third Bridge Note was repaid on April 1, 2009.

Effective December 31, 2008, we entered into a seven year consulting agreement with ATB, an affiliate of John Thomas, pursuant to which ATB will provide us with business and marketing services.  We will pay ATB $1.00 for each new or renewal subscription to our programs in which we receive $25 from such new or renewal subscription.

In April 2009, we sold $11,999,980.88 in Senior Notes.  The Senior Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into Senior Units at a conversion price of $1.00 per Senior Unit. Each Senior Unit consists of (i) one share of our common stock and (ii) one Senior Warrant.  In connection with this offering, we paid John Thomas $1,808,447.52 for fees and expenses, issued to John Thomas 500,000 shares of our common stock and issued warrants to purchase 2,805,849 shares of common stock to John Thomas and its employees.  In addition, we and John Thomas entered into a two year financial consulting agreement whereby John Thomas received 2,400,000 shares of our common stock and will receive monthly payments of $15,000 for total payments of $360,000.

The Senior Notes will automatically convert into Senior Units if we achieve the Conditions. The interest on the Senior Notes will be payable quarterly in arrears and will be payable, at our option, in cash or Senior Units, at a price of $1.00 per Senior Unit.  The Senior Notes contain customary weighted-average anti-dilution protection.

The Senior Warrants are exercisable for a period of five years at an exercise price of $1.50 per share.  The Senior Warrants contain customary weighted-average anti-dilution protection. The Senior Warrants will be exercisable on a cashless basis any time 150 days after April 29, 2009 if a registration statement registering for resale the common stock issuable upon exercise of the Senior Warrants is not effective.

In connection with this offering, we granted each investor registration rights.  We are obligated to use our best efforts to cause a registration statement registering for resale the common stock included in the Senior Units, the common stock underlying the Senior Warrants included in the Senior Units and the warrants issued to John Thomas and its employees to be filed no later than 60 days from April 29, 2009 and must be declared effective no later than 90 days from the date that the registration statement is filed.  Moreover, we are required to ensure that the registration statement remains in effect until the earlier of two years from April 29, 2009 or the sale of all the securities registered thereunder.  If we fail to comply with the registration statement filing or effective date requirements, we are required to pay the investors a fee equal to 2.0% of our issued and outstanding common stock, on a fully-diluted basis, for each 30-day period of delay.  We have issued liquidated damages of $4,987,776 to the investors for registration defaults through November 30, 2009.

On June 30, 2009, we sold $1,542,600 in Subordinated Notes.  The Subordinated Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into Subordinated Units, at a conversion price of $1.00 per Subordinated Unit. Each Subordinated Unit consists of (i) one share of our common stock and (ii) three Subordinated Warrants.  In connection with this offering, we paid John Thomas $200,538 for fees and expenses and issued warrants to purchase 308,520 shares of common stock to John Thomas and its employees.

The Subordinated Notes will automatically convert into Subordinated Units if we achieve the Conditions. The interest on the Subordinated Notes will be payable quarterly in arrears and will be payable, at our option, in cash or Subordinated Units, at a price of $1.00 per Subordinated Unit.  The Subordinated Notes contain customary weighted-average anti-dilution protection.

The Subordinated Warrants are exercisable for a period of five years at an exercise price of $1.50 per share.  The Subordinated Warrants contain customary weighted-average anti-dilution protection. The Subordinated Warrants will be exercisable on a cashless basis any time 150 days after June 30, 2009 if a registration statement registering for resale the common stock issuable upon exercise of the Subordinated Warrants is not effective.

In connection with this offering, we granted each investor registration rights.  We are obligated to use our best efforts to cause a registration statement registering for resale the common stock included in the Subordinated Units, the common stock underlying the Subordinated Warrants included in the Subordinated Units and the warrants issued to John Thomas and its employees to be filed no later than 60 days from June 30, 2009 and must be declared effective no later than 90 days from the date that the registration statement is filed.  Moreover, we are required to ensure that the registration statement remains in effect until the earlier of two years from June 30, 2009 or the sale of all the securities registered thereunder.  If we fail to comply with the registration statement filing or effective date requirements, we are required to pay the investors a fee equal to 2.0% of our issued and outstanding common stock, on a fully-diluted basis, for each 30-day period of delay.   We have issued liquidated damages of $5,158,471 to the investors for registration defaults through November 30, 2009.

Critical Accounting Policies

Financial Reporting Release No. 60, published by the SEC, recommends that all companies include a discussion of critical accounting policies used in the preparation of their financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our consolidated financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates.

We believe that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

The accounting policies identified as critical are as follows:

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. The most significant estimates relate to revenue recognition based on the estimation of percentage of completion on uncompleted contracts, valuation of inventory, allowance for doubtful accounts, amortization methods and estimated lives of customer lists and estimates of the fair value of reporting units and discounted cash flows used in determining whether goodwill has been impaired. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation.  Depreciation and amortization is recorded on the straight-line method over three to twenty-five years, which approximates the estimated useful lives of the assets.  Depreciation and amortization expense in the six months ended June 30, 2008 and 2007 and the years ended December 31, 2007 and 2006 was $12,048, $-0-, $1,387 and $-0-,  respectively.  Routine maintenance and repair costs are charged to expense as incurred and renewals and improvements that extend the useful life of the assets are capitalized.  Upon sale or retirement, the cost and related accumulated depreciation and amortization are eliminated from the respective accounts and any resulting gain or loss is reported in the statement of operations.

Impairment of Long-Lived Assets

We review our long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the future use and disposal of the related assets or group of assets to their respective carrying amounts.  Impairment, if any, is measured as the excess of the carrying amount over the fair value based on market value (when available) or discounted expected cash flows of those assets, and is recorded in the period in which the determination is made.

Income Taxes

We account for income taxes using the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized. At September 30, 2009, December 31, 2008 and 2007, the entire deferred tax asset, which arises primarily from our capitalized pre-operating costs, has been fully reserved because management has determined that it is not more likely than not that the net operating loss carry forwards will be realized in the future.

On January 1, 2007, we adopted the provisions of FASB ASC Topic No. 740 “Income Taxes” as they relate to uncertainty in income tax positions.  There was no impact on our consolidated  financial  position,  results of operations or cash flows at December 31, 2006 and for the year then ended, as a result of  implementing  these provisions. At the adoption date of January 1, 2007 and December 31, 2008, we did not have any unrecognized tax benefits.  Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense.  As of January 1, 2007 and December 31, 2008, we had no accrued interest or penalties.  We currently have no federal or state tax  examinations  in progress  nor have we had  any  federal  or  state  tax  examinations  since  our inception.  All of our tax years are subject to federal and state tax examination.

Equity-Based Compensation

The Company accounts for equity based compensation transactions with employees under the provisions of ASC Topic No. 718, “Compensation, Stock Compensation” (“Topic No. 718”). Topic No. 718 requires the recognition of the fair value of equity-based compensation in net income. The fair value of the Company’s equity instruments are estimated using a Black-Scholes option valuation model. This model requires the input of highly subjective assumptions and elections including expected stock price volatility and the estimated life of each award. In addition, the calculation of equity-based compensation costs requires that the Company estimate the number of awards that will be forfeited during the vesting period. The fair value of equity-based awards granted to employees is amortized over the vesting period of the award and the Company elected to use the straight-line method for awards granted after the adoption of Topic No. 718.

The Company accounts for equity based transactions with non-employees under the provisions of ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, which ever is more reliably measurable. When the equity instrument is utilized for measurement the fair value of the equity instrument is estimated using the Black-Scholes option valuation model. In general, the Company recognizes an asset or expense in the same manner as if it was to receive cash for the goods or services instead of paying with or using the equity instrument.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) became effective on July 1, 2009. At that date, the ASC became FASB’s officially recognized source of authoritative U.S. generally accepted accounting principles (GAAP) applicable to all public and non-public non-governmental entities, superseding existing FASB, American Institute of Certified Public Accountants (AICPA), Emerging Issues Task Force (EITF) and related literature. Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All other accounting literature is considered non-authoritative. The switch to the ASC affects the away companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

FASB ASC Topic 260, “Earnings Per Share.” On January 1, 2009, the Company adopted new authoritative accounting guidance under FASB ASC Topic 260, “Earnings Per Share,” which provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.

FASB ASC Topic 815, “Derivatives and Hedging.” New authoritative accounting guidance under ASC Topic 815, “Derivatives and Hedging,” amends prior guidance to amend and expand the disclosure requirements for derivatives and hedging activities to provide greater transparency about (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedge items are accounted for under ASC Topic 815, and (iii) how derivative instruments and related hedged items affect an entity’s financial position, results of operations and cash flows. To meet those objectives, the new authoritative accounting guidance requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements. The new authoritative accounting guidance under ASC Topic 815 became effective for the Company on January 1, 2009 and did not have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 820, “Fair Value Measurements and Disclosures.” New authoritative accounting guidance under ASC Topic 820,”Fair Value Measurements and Disclosures,” affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell the asset in an orderly transaction, and clarifies and includes additional factors for determining whether there has been a significant decrease in market activity for an asset when the market for that asset is not active. ASC Topic 820 requires an entity to base its conclusion about whether a transaction was not orderly on the weight of the evidence. The new accounting guidance amended prior guidance to expand certain disclosure requirements. The Company adopted the new authoritative accounting guidance under ASC Topic 820 during the first quarter of 2009. Adoption of the new guidance did not significantly impact the Company’s consolidated financial statements.

Further new authoritative accounting guidance (Accounting Standards Update No. 2009-5) under ASC Topic 820 provides guidance for measuring the fair value of a liability in circumstances in which a quoted price in an active market for the identical liability is not available. In such instances, a reporting entity is required to measure fair value utilizing a valuation technique that uses (i) the quoted price of the identical liability when traded as an asset, (ii) quoted prices for similar liabilities or similar liabilities when traded as assets, or (iii) another valuation technique that is consistent with the existing principles of ASC Topic 820, such as an income approach or market approach. The new authoritative accounting guidance also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The forgoing new authoritative accounting guidance under ASC Topic 820 will be effective for the Company’s consolidated financial statements beginning October 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 825 “Financial Instruments.” New authoritative accounting guidance under ASC Topic 825,”Financial Instruments,” requires an entity to provide disclosures about the fair value of financial instruments in interim financial information and amends prior guidance to require those disclosures in summarized financial information at interim reporting periods.

FASB ASC Topic 855, “Subsequent Events.” New authoritative accounting guidance under ASC Topic 855, “Subsequent Events,” establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. ASC Topic 855 defines (i) the period after the balance sheet date during which a reporting entity’s management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) the disclosures an entity should make about events or transactions that occurred after the balance sheet date. The new authoritative accounting guidance under ASC Topic 855 became effective for the Company’s financial statements for periods ending after June 15, 2009 and did not have a significant impact on the Company’s consolidated financial statements.

Management does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have an effect on the accompanying consolidated financial statements.

BUSINESS

Overview

We were incorporated on October 22, 2001 under the laws of the State of Nevada as DS & E Metals, Inc. In September 2005, in connection with the acquisition of 100% of the membership interests of Amber Alert Safety Centers, L.L.C., a New Jersey Limited Liability Company, we changed our name to Amber Alert Safety Centers, Inc.  On January 23, 2009, we changed our name to AMBER Ready, Inc.

              We are a development stage company whose mission is to provide to parents, grandparents and legal guardians, security for today’s youth by providing child safety kits along with a program that can enhance the capabilities of the Amber Alert System using our state-of-the-art technology and instant information dissemination methodology, enabling law enforcement agencies worldwide to instantly receive identity profiles, pictures and other vital information to aid in the rapid recovery of missing children. The technology will also allow parents to store a child’s medical information that can quickly be disseminated to a hospital in the event the child is in need of emergency care. Our system can also send alerts to AMBER Ready subscribers containing the child’s poster, create rewards to motivate the public to “Be on the Lookout” for missing children, which we hope will create a deterrent against child abduction. Our services will be provided through e-mail and the wireless phone network system. Our child safety kits, which includes the program, retail for $12.95, $19.95 and $39.95, with a cost of $19.95 annual renewal fee.

Background of AMBER Alert and Missing Children

The AMBER (America’s Missing: Broadcast Emergency Response) Plan was created in 1996 as a legacy to 9-year old Amber Hagerman, a little girl who was kidnapped and brutally murdered while riding her bicycle in Arlington, Texas.  The tragedy shocked and outraged the entire community who reached out at that time to local radio stations to initiate an emergency broadcast system over the airways to prevent such incidents in the future.  Statistics show that when abducted, a child’s greatest enemy is time, and the alert system is designed to help recover an abducted child at the earliest stage of abduction.  The Dallas/Fort Worth Association of Radio Managers teamed with local law enforcement agencies in northern Texas and developed an alert system.  In April 2003, President Bush signed the AMBER Alert legislation, which launched a national AMBER Alert System.

According to the Department of Justice, more than 800,000 children are reported missing each year (or approximately one every 40 seconds on average) and 73% of all violent crimes against children that are kidnapped occurred within the first three (3) hours of their initial abduction.  Obviously, any delay in the search for a missing child is critically detrimental.  Unfortunately, most missing child investigations are initially spent gathering identification information and filling out forms by parents and law enforcement agencies.  These requirements delay vital search efforts and often result in using identification information that might be outdated, of poor quality and difficult to transmit.  These methods jeopardize the possible safe recovery of the child, because time is often the most critical factor in searching for a missing child.

Our Mission

We intend to provide child safety kits and programs that will enable and assist parents to store their children’s AMBER Alert Profiles in parent’s wireless phones. The program is paid for by each subscriber or may be purchased by business entities and governmental agencies on behalf of others. The child safety kits, includes child safety tools that will act as a deterrent and educate children and parents, as well as our AMBER Ready program.

          We want to protect children by providing our safety kits and programs and to enroll as many subscribers as possible in to the AMBER Ready Program, which will reduce the average time missing child alerts are disseminated. Once we have acquired a significant number of subscribers, we believe we will achieve the following results:

-	Dramatically decrease the average time between determining that a child is missing and the commencement of a meaningful search by local law enforcement agencies;
-	Saving the lives of children by aiding in their rapid recovery;
-	Providing timely, high quality information enabling law enforcement agencies and communities to vigorously search for missing children;
-	Creating a deterrent against child abduction by significantly reducing the average time to disseminate an AMBER Alert;
-	Providing the resources to assist families if their child should go missing;
-	Reduce child abduction through education and community outreach programs; and
-	Providing tools to help families in the event of a medical emergency.

Products and Services

Products

We have created two unique programs to enable parents to take immediate action should their child ever become missing in addition to providing tools that help families in the event of a medical emergency.

AMBER Ready Program

The AMBER Ready Program is a Police Emergency Notification System that enables parents to have their children’s photographs, identity information and medical information individually setup into a pre-configured “Alert” that is stored in their wireless picture messaging phone.  The “Alert” can be sent to police, airports, U.S. customs, and news stations once parents contact our 24-hour Call Center (Emergency Response Network) and the alert is sent from their cell phone or e-mail to the Emergency Response Network. The “Alert” will be sent to our server with the child’s photographs and identity information, which then will be forwarded to the police to begin the search process.  Police may also elect to send the “Alert” directly to police departments with the TRAK II System.  The TRAK II and Critical Reach Systems are used by police departments to disseminate AMBER Alerts to the general public and Be-On-the-Look-Out alerts to other law enforcement agencies. To insure privacy, the program only stores information or images on non-missing children in the parent’s wireless phone and personal e-mail, and not in any database.  The only time that we receive any information on a child is when that child is reported missing and the parent elects to send the information to us with through their wireless phone or e-mail.

To enable parents to enroll anywhere all is that is needed is web/internet access. Once on our site at www.amberready.com the enrollment process is simple. After the parent enrolls, the profile is sent to their cell phone and back to their personal e-mail account, the parent saves the profile and may have the ability to utilize the locking security mechanism already available on their cell phone. Parents can update the profile as recommended or as they deem necessary during the term of their membership.  For parents that have more than one child, they will have the ability to create profiles for each family member. Parents may purchase the program online or will soon be able to visit retail outlets that will carry our retail products and the AMBER Ready Child Safety Kits (Classic Kit $19.95, Deluxe Kit $39.95) or the AMBER Ready Teddy ($12.95). AMBER Ready will move toward becoming the household name in child safety.

The AMBER Ready Program (AMBER Ready Program)
Child profile is sent to your cell phone and your computer email.
Alert Activation Process
Alert Transmitted from Phone	Police Alert Notification System

AMBER Ready Senior

             In the second quarter of 2010, we expect to introduce the AMBER Ready Program for Seniors. This unique program will compliment the new government sponsored Silver Alert program that states are currently implementing.  To help protect an increasing number of citizens with cognitive impairments who are lost, several states have initiated “Silver Alert” programs. Silver Alert programs are modeled after the Amber Alert programs now present in all 50 states. It is designed to alert the public and law enforcement agencies so that citizens can be on the lookout for missing adults. While the Amber Alert programs are targeted at getting information quickly disseminated about children, Silver Alert programs are targeted for adults with Alzheimer’s disease or other forms of dementia.

The same strategy currently utilized for the child safety program will be available for at risk seniors who may suffer from illnesses such as Alzheimer’s. This will provide an opportunity to open up to a wider market and further develop our AMBER Ready name.

AMBER Ready Medical Notification Program

The AMBER Ready Program further enables parents to store their children’s vital medical information into their wireless phone and personal e-mail. An individual that subscribes to the program can instantly access their child’s medical information and have it transmitted directly to hospitals via emergency medical services, or EMS, workers through our Emergency Response Network. The program also enables EMS to access necessary medical information of a subscribed child if the child is in need of life saving first aid and if the cell phone is readily available by the parent.  EMS would need to recognize the AMBER Ready identification tag and be provided with a contact number for the parent to receive the information, which can be on the identification tag. This is utilized if a parent is not with a child and the child should need emergency care, the information could be sent directly to the hospital and medical information and profile sent to dispatch.

The AMBER Ready Program will enable subscribers to protect the lives of their children by providing the fastest means of transmitting lifesaving information to police or hospitals.  These programs require a 24-hour call center to support police and EMS in accessing subscriber’s wireless phones when subscribers may be in a state of panic or unconsciousness.  Our 24-hour call center also provides customer service support for individuals enrolling in the programs and technical support for subscribers that need help in loading their children’s identity and medical profiles.

AMBER Ready Program Enrollment

AMBER Ready – Manual Processing

This has been used historically to enroll parents and guardians into the program on-site at Child Safety Events hosted/sponsored by us or our strategic partners.  This enrollment process promotes brand awareness and provides personal interaction between enrollee and our staff, allowing for overcoming objections and avoiding user questions otherwise possible when enrollments occur through other mediums.  This process is also available through our 24-Hour Call Center for direct response subscriptions from advertising campaigns.

AMBER Ready Online – Website Enrollment

This enrollment medium provides less cost to us per enrollee; is more convenient for enrollee – no need to leave home/office; no commissions/donations payable by us to third parties (improved margins); supports mass marketing initiatives; and provides for expedited/automated processing.

AMBER Ready Retail Programs

This enrollment medium will provide subscribers with the ability to purchase the AMBER Ready Program through a retail partner. The retail partner will act as a reseller of the AMBER Ready Program at a markup of the Manufacturer’s Suggested Retail Price as determined by the retail outlet.

AMBER Ready Fundraising Programs

AMBER Ready Organizational Fundraiser – On Site

             We created a program to help organizations raise funds by working with us on child safety initiatives and sharing the profits through the ‘AMBER Ready Child Safety Program’. We will make child safety presentations to parents and/or children in a fun, interactive, age-appropriate manner. Parents can purchase a digital fingerprint/photo compact disk (CD) and we will evenly split the profits with the organization.  Children and parents will receive an Interactive Child Safety Presentation that teaches children and parents how to avoid dangerous situations and a personalized CD with child’s digital fingerprints, child’s picture, child’s profile, and a safety presentation. This is done only with permission from the parent. Neither we nor the organization will keep a copy of the CD.

AMBER Ready Organizational Fundraisers – Take Home

We partner with organizations to raise funds by providing the AMBER Ready Child Safety Kit for sale to their members. We will provide one kit per child in the organization.  Children will take their kits home and will offer them to their parent(s).  The organization will receive a portion of the proceeds from the sale of the kits.

Market Analysis

Our market consists of 120 million parents, grandparents and guardians in the United States.  During our six-month retail mall pilot between March and September 2009, more than 4,000 families obtained an additional wireless phone to enable both parents to participate in the AMBER Ready Program.  The pilot was conducted without a marketing or promotional campaign.

The areas of greatest potential growth are two-parent families with one or more existing wireless phones.  As well, single parents represent a very large demographic segment since a non-custodial abduction by the other parent is a major concern.

In 2006, the U.S. Census Bureau reported that there were approximately 74 million children under the age of 18 in the United States, of which:

•	49.66 million children live with both parents;
•	17.16 million children live with mother only;
•	3.46 million children live with father only; and
•	3.38 million children live with neither parent.

Another area of concern is the presence of convicted sex offenders within communities. According to Ernie Allen, co-founder and President of the National Center for Missing and Exploited Children in an interview with Oprah Winfrey on her show aired February 21, 2007, of the more than 600,000 convicted and registered sex offenders living in the U.S., 100,000 are missing because they have relocated and failed to reregister.

Customer Profile

Our target market includes parents, grandparents, guardians and everyone with a wireless phone in the United States. We may offer its programs in several other countries in the future.  The typical customers are single parent middle-income, and two parent middle-income families, with one or more wireless phones per family.

Distribution Channels

Our marketing strategy incorporates plans to sell our products through several channels.  The distribution channels include:

•	Direct to consumer internet subscriptions;
•	AMBER Ready Child Safety Events and Safety Seminars;
•	Retail outlets and resellers;
•	Third-party marketers;
•	Organizational fundraisers;
•	Employee Benefit Programs at companies;
•	Community outreach programs; and
•	Government/Corporate purchasing.

Since our fulfillment operation utilizes a call center to streamline the subscription process, we can dynamically expand our distribution channels.  The mix of distribution channels will give us an advantage that other child safety programs do not possess.  The call center is operated 24 hours a day, seven days a week.

Intellectual Property

We have received one trademark, AMBER Ready, which registration was granted on August 25, 2009. We have filed two trademark applications, which are currently pending:

Name of Trademark Applied for	Date of Application	Serial Number

Amber EMS	July 14, 2008	76691245

Child Safety in the Palm of Your Hand	September 15, 2009	77827233

We received an office action letter from the Patent and Trademark Office on October 23, 2008 relating to AMBER EMS and filed a response on April 23, 2009. Amber EMS was published for opposition on December 1, 2009.

We intend to file a trademark for Amber Ready Teddy and copyright applications relating to our new website.  In addition, we anticipate filing a patent for various business methods.

Competition

We are the exclusive provider of the AMBER Ready Program or any program that stores and transmits alert profiles of missing children from wireless phones.  Other child safety companies provide paper and computer-based child safety kits that are not portable or cannot instantly transmit a missing child’s information to police.

Many other organizations exist and offer paper and non-portable computerized child safety kits that cannot transmit the child’s information to police from a handheld device, such as:

•	FindMyKid.com – places a banner or photo of the child onto their website after the child has been reported missing;

•	Child Search – promotes public awareness about missing children; offers pictures and descriptions of missing children;

•
The National Center for Missing and Exploited Children – aids in the search of a child once they have been reported missing and is restricted from providing any proactive service for “Non-Missing” children;

•	Child Alert Foundation – utilizes media to provide awareness when a child has been reported missing and also aids in the search; and

•	Child Quest International – searches for missing children; contains photos of the child as well as the suspected abductor.

Employees

As of December 1, 2009, we had 23 employees, including one executive, four accounting persons, two marketing persons, two network and system persons, four event persons, two administrative persons, six call center employees and two sales persons]. We consider our relations with our employees to be good.  We intend to hire a chief financial officer, depending on funds raised.  We anticipate that the costs for this hire will be approximately $125,000 per year for the chief financial officer.   We also anticipate being able to consolidate departments and job functions in an effort to cut costs and provide better service.

DESCRIPTION OF PROPERTIES

We maintain our principal office at 101 Roundhill Drive, 2nd Floor, Rockaway, New Jersey 07866.  Our telephone number at that office is (973) 506-6010 or (866) 60-AMBER and our fax number is (973) 532-0794. Our current office space consists of approximately 10,000 square feet. The lease runs until December 2013 at a cost of $8,250 per month. We believe that our existing facilities are suitable and adequate to meet our current business requirements. We maintain a website at www.amberready.com and the information contained on that website is not deemed to be a part of this prospectus.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Bruce E. Seybert vs. Amber Alert Safety Centers Inc., United States District Court, Eastern District of Texas, Index No. 6:09cv53 LED/JDL

On February 9, 2009, a lawsuit was filed against the Company alleging that the Company (i) infringed on the trademark “Amber Alert”; (ii) infringed on ID kit and trade mark; (iii) infringed on concept for the way Amber Alerts were to be communicated, through all phones, faxes, and computers including set up data bases; and (iv) committed identify theft of the name Amber Alert.  Plaintiff seeks $30 million in damages, $300 million in punitive damages and removal of the name Amber Alert from all the Company’s business products and services.  The Company has retained counsel in the matter, disputes the allegations made and plans to vigorously defend the lawsuit. As the Company was not been served by Mr. Seybert within the 30 day period required by the State of Texas, the Company’s counsel has filed a motion for dismissal, and as the Company’s counsel anticipates filing the motion for dismissal with prejudice.

Blinglet, Inc. vs. Amber Alert Safety Centers Inc., Superior Court of California, County of Contra Costa, Index No. 6:09cv53 LED/JDL

On September 17, 2009, Blinglet, Inc. filed suit against us and Kai Patterson in Superior Court of the State of California, Contra Costa County, for breach of contract, intentional misrepresentation, negligent misrepresentation, conversion, misappropriation of trade secrets, unfair competition and unfair business practices, among other causes of action.  Blinglet is seeking monetary damages and injunctive relief.  We have retained counsel, believes the lawsuit to be without merit, and intends to vigorously defend itself in that action.

AMBER Ready, Inc. v. Kai Patterson, Superior Court of New Jersey, Bergen County, Docket No. L 84 99-09

On October 1, 2009, we filed a lawsuit against Kai Patterson in Superior Court of New Jersey, Bergen County, relating to actions taken by Mr. Patterson to attempt to terminate our Board of Directors, appoint himself as the sole member of the Board of Directors and Chief Executive Officer, and disseminate information to third parties that was either false or confidential.  On October 5, 2009, the Court issued a temporary restraining order against Mr. Patterson preventing him from (i) representing that he is our Chief Executive Officer, (ii) communicating statements to or contacting our employees or third-parties about us, and (iii) disclosing any confidential or proprietary information of ours to third parties.  The temporary restraining order is expected to remain in effect until at least February 17, 2010.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names and certain information regarding our executive officers and directors:

Names:	Ages	Titles:	Board of Directors
Frank DelVecchio	40	Chief Executive Officer and Senior Vice President	Director
William Schutze	65	Chairman of the Board	Director
Milton Makris	56	Chief Operating Officer	Director
Robert Christie	65		Director
James Garner	64		Director
Kai D. Patterson	49		Director
Suzanne Stanford	58		Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are nine seats on our Board of Directors, of which, one is currently vacant and will be filled at the direction of Kai Patterson. Biographical resumes of each officer and director are set forth below.

Frank DelVecchio has been our Chief Executive Officer since September 2009 and has been the Senior Vice President since February 2008 and a member of the Board of Directors since January 2009.  Since May 1989, Mr. DelVecchio has been the Deputy Police Chief for the Borough of Fairview, New Jersey.  Since November 2005, Mr. DelVecchio has been the owner and CEO and has handled sales and customer service management for Wireless Management Services, LLC, a wireless retail provider for Sprint/Nextel. Since December 2006, Mr. DelVecchio has been the President of US Consumer Protection, LLC, a customer advocacy company.  Between January 2003 and February 2005, Mr. DelVecchio was the Director of Public Safety for Bergen County, New Jersey.

William Schutze has been a member of the Board of Directors since January 2009 and the Chairman of the Board since September 2009.  Since 1982, Mr. Schutze has been the President of Future Prospects Corporation, a Bloomingdale, New Jersey based consulting company.

Milton Makris has been the Chief Operating Officer since September 2009 and a member of the Board of Directors since January 2009.  Since June 2001, Mr. Makris has been the Director of Engineering for Motorola Inc.

Robert Christie has been a member of the Board of Directors since January 2009.  Since 2008, Mr. Christie has been the Chief Financial Officer for Diamond Antenna and Microwave Corp., a Littleton, Massachusetts based manufacturer of precision rotary joints.  Between 2006 and 2007, Mr. Christie was the Chief Financial Officer for Masstech EMS, a Woburn, Massachusetts based manufacturer of printed circuit boards. Between August 2002 and September 2006, Mr. Christie was the President and Chief Executive Officer for Waldo Bros, a Boston, Massachusetts based distributor of construction materials.  Between 1990 and 2002, Mr. Christie was the Chief Financial Officer and Vice President of American Finish & Chemical Company, Inc., a Chelsea, Massachusetts based manufacturer of specialty industrial adhesives, chemicals and coatings. Mr. Christie received his Bachelors Degree in Business Administration from Northeastern University and his Masters of Business Administration from Plattsburgh University.

James Garner has been a member of the Board of Directors since May 2009.  Since March 2005, Mr. Garner has been the President and Chief Executive Officer of Garner Group International, Inc  Since December 2006, Mr. Garner has been the President and Chief Executive Officer of Garner Consulting Services, Inc.  Between 1989 and 2005, Mr. Garner was the Mayor of the Village of Hempstead, New York. In 2003, Garner was elected president of the United States Conference of Mayors, which he served for a one year term. A Vietnam-era veteran, Mr. Garner earned a Bachelor of Science degree from Adelphi University and holds an Honorary Degree of Doctor of Civil Law from Molly College.

William Schutze has been a member of the Board of Directors since January 2009.  Since 1982, Mr. Schutze has been the President of Future Prospects Corporation, a Bloomingdale, New Jersey based consulting company.

Suzanne Stanford has been a member of the Board of Directors since January 2009.  Since 2007, Ms. Stanford has been a consultant for My Internet Safety Coach, an Internet and child safety company.  Since August 2004, Ms. Stanford has been the Vice President Internet Safety Affairs for Children’s Educational Network, a child safe browser company.  Between January 2000 and January 2004, Ms. Stanford was the Manager for Educational Needs Assessment for iSafe America, an Internet safety education foundation.  Ms. Stanford received her Bachelor of Fine Arts degree from U.C.L.A. in 1974.

Kai D. Patterson has been a director since founding our company is 2001.  Between 2001 and September 2009, Mr. Patterson was our Chief Executive Officer, President, Secretary and Chairman of the Board of Directors.  Prior to creating AMBER Ready, Kai Patterson created, designed and developed the NFL Game Analysis system called “Game Prep”, which was the first system to integrate full motion video, statistics, diagrams and photographs for NFL Team Playbooks, Scouting Reports and Game Plans. Game Prep also managed all NFL fines, penalties and on-field infractions by being the first computer system to integrate video and statistics for former NFL Commissioner, Paul Tagliabue. Mr. Patterson also created the 1st Real Estate Virtual Touring System called "Real-T-Tech", which was sold to Prudential Real Estate and later modified for the internet. Mr. Patterson’s background includes working as a Consultant Technical Director (AT&T CIM Division), where he created, designed and developed numerous applications, including a Network Communication Management System known as “NCOM”, which served as a transaction manager and monitor for Calling Card fraud detection. "NCOM" provides instant fraud analysis of all Calling Card, Bill to Third Party, Collect and Cellular calls. Mr. Patterson worked on notable projects as a Senior Consultant for companies such as TREP, Inc., Bell Atlantic, Bell Labs, Honeywell Aerospace, Kentek, Inc., ITT DCD / Avionics’ and NASA. Mr. Patterson has also served as Lieutenant - Student Naval Aviator in the United States Marine Corps.

Board Committees and Independence

We are not required to have any independent members of the Board of Directors. The board of directors has determined that (i) Messrs. Paterson, DelVecchio and Makris and Ms. Stanford have relationships which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and each is not an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market and (ii) Messrs. Christie, Schutze and Garner are independent directors as defined in the Marketplace Rules of The NASDAQ Stock Market.  As we do not have any board committees, the board as a whole carries out the functions of audit, nominating and compensation committees, and such “independent director” determination has been made pursuant to the committee independence standards.

EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the last completed fiscal year exceeded $100,000:

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kai D. Patterson, CEO (1)	2008	$105,000	--	--	--	--	--	$23,131 (2)	$128,131

(1)	Mr. Patterson was terminated as Chief Executive Officer on September 11, 2009.
(2)	Represents $5,000 in medical insurance payments and $18,131 of automobile lease payments.

Option/SAR Grants in Fiscal Year Ended December 31, 2008

None.

Stock Option Plans

None.

Employment Agreements

Frank DelVecchio

We entered into a five year employment agreement with Mr. DelVecchio on February 1, 2008 to serve as Senior Vice President. Pursuant to the employment agreement, Mr. DelVecchio receives annual compensation of $100,000.  Mr. DelVecchio shall receive a commission of $1.00 for each subscription to our programs in which we receive $25 from such subscription.  In addition, Mr. DelVecchio is entitled to participate in any and all benefit plans, from time to time, in effect for our employees, along with vacation, sick and holiday pay in accordance with policies established and in effect from time to time. In September 2009, the Board of Directors elevated Mr. DelVecchio to the position of Chief Executive Officer and his contract was amended. Mr. DelVecchio receives annual compensation of $250,000 plus automobile and cell phone expenses totaling an additional $7,800 per annum. Mr. DelVecchio also receives $0.50 for each $19.95 enrollment or kit sold and $1.00 for each $39.95 enrollment or kit sold.

Director Compensation

Our directors are elected by the vote of a majority in interest of the holders of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Directors receive 250,000 shares of common stock upon their appointment to the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common or preferred stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

We previously paid automobile lease on behalf of our then CEO, Kai Patterson, in the amount of $1,510.92 per month, which we stopped paying in July 2009.

In connection with the employment of Frank DelVecchio, our Chief Executive Officer and Vice-President, we agreed to reimburse Mr. DelVecchio $5,400 a month for payment of an outstanding note to Wireless Management Services, LLC, which was owned by Mr. DelVecchio.  As of the date hereof, there remains $180,000 outstanding on the note.

On May 8, 2009, we entered into a consulting agreement with James Garner, a member of the Board of Directors.  The consulting agreement expired on June 30, 2009 and Mr. Garner received $20,000 in compensation for his services.  Pursuant to the consulting agreement, Mr. Garner assisted us in our Amber Ready Tour in 32 cities by contacting the Mayor of each city in which the Amber Ready Tour visited to get the Mayors to attend the Amber Ready Tour when it is in their city.  In addition, Mr. Garner attended the Amber Ready Tour and was a keynote speaker at each event.

We paid Suzanne Stanford, a member of our Board of Directors, consulting fees of $55,000 between May and November 2009 for child advocacy, business development and community outreach services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 14, 2009.

•	By each person who is known by us to beneficially own more than 5% of our common stock;
•	By each of our officers and directors; and
•	By all of our officers and directors as a group.

NAME AND ADDRESS OF OWNER (1)	TITLE OF CLASS	NUMBER OF SHARES OWNED (2)	PERCENTAGE OF CLASS PRIOR TO OFFERING (3)	PERCENTAGE OF CLASS AFTER OFFERING (4)

Kai D. Patterson	Common Stock	15,345,470	25.49%	15.51%

Frank DelVecchio	Common Stock	250,000	*	*

Robert Christie	Common Stock	250,000	*	*

Milton Makris	Common Stock	250,000	*	*

William Schutze	Common Stock	251,049	*	*

James Garner	Common Stock	250,000	*	*

Suzanne Stanford	Common Stock	250,000	*	*

All Officers and Directors As a Group (7 persons)	Common Stock	16,846,519	27.98%	17.03%

John Thomas Bridge & Opportunity Fund, L.P. (5)	Common Stock	23,151,316	38.45%	0%
3 Riverway, Suite 1800
Houston, Texas 77056

John Thomas Financial, Inc. (6)	Common Stock	3,907,113 (7)	6.44%	0%
14 Wall Street, 5th Floor
New York, New York 10005

David L. Crick	Common Stock	5,459,519 (8)	8.48%	0%
2802 Belle Arbor Avenue
Chattanooga, Tennessee 37406

Fermo Jaeckle	Common Stock	4,084,639 (8)	6.45%	0%
1219 Ecklin Drive
Cordova, Tennessee 38016

* Less than 1%.

(1) Unless otherwise noted, the mailing address of each beneficial owner is 101 Roundhill Drive, Rockaway, New Jersey 07866.

(2) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 14, 2009 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3) Percentage based upon 60,206,379 shares of common stock issued and outstanding as of December 14, 2009.

(3) Percentage based upon 98,928,570 shares of common stock issued and outstanding upon the completion of the offering and assumes that all shares registered hereunder are sold.

(5) George Jarkesy, as managing member of John Thomas Capital Management Group, LLC, the managing general partner of John Thomas Bridge & Opportunity Fund, L.P., has voting and investment control over shares held by this entity.

(6) Thomas Belesis has voting and dispositive powers over the securities owned by John Thomas Financial, Inc. Mr. Belesis disclaims beneficial ownership of the securities.

(7)  Includes 507,113 shares of common stock issuable upon conversion of outstanding common stock purchase warrants.

(8) Includes 2,000,000 shares of common stock issuable upon conversion of convertible debentures, 2,000,000 shares of common stock issuable upon exercise of common stock purchase warrants issuable upon conversion of convertible debentures and 181,000 shares of common stock issuable upon exercise of outstanding common stock purchase warrants.  As the convertible debentures are convertible into units, with each unit consisting of one share of common stock and one common stock purchase warrant, the common stock purchase warrants issuable upon conversion of the convertible debentures are not currently issued and outstanding.

(9) Includes 1,500,000 shares of common stock issuable upon conversion of convertible debentures, 1,500,000 shares of common stock issuable upon exercise of common stock purchase warrants issuable upon conversion of convertible debentures and 130,750 shares of common stock issuable upon exercise of outstanding common stock purchase warrants.  As the convertible debentures are convertible into units, with each unit consisting of one share of common stock and one common stock purchase warrant, the common stock purchase warrants issuable upon conversion of the convertible debentures are not currently issued and outstanding.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 200,000,000 shares of common stock, par value $0.0001 per share. As of December 14, 2009, there are 60,206,379 shares of common stock issued and outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, par value $.0001 per share, none of which are currently outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

Options

As of December 14, 2009, we have not issued any options.

Warrants

In connection with a financing completed in 2007, we issued warrants to purchase 50,000 shares of common stock to Mercer Capital, Ltd.  The warrants are exercisable for 10 years from the date of issuance at an exercise price of $0.10 per share.  The holders may exercise the warrants on a cashless basis in lieu of paying cash, so long as our current market price is greater than the exercise price.

In connection with a financing completed in 2008, we issued warrants to purchase 59,654 shares of common stock to three persons.  The warrants are exercisable for five years from the date of issuance at an exercise price of $5.50 per share.  The holders may exercise the warrants on a cashless basis in lieu of paying cash, so long as our current market price is greater than the exercise price.

On April 21, 2009, we issued warrants to purchase 200,000 shares of common stock to Blinglets Incorporated.  The warrants are exercisable for three years from the date of issuance at an exercise price of $1.50 per share.

In connection with a consulting agreement executed in February 2009, we are obligated to issue 200,000 warrants to Elite Financial Communications Group, LLC, with 25% of the warrants exercisable at (i) $0.25, (ii) $0.50, (iii) $0.75, and (iv) $1.00 per share.  The warrants are exercisable until two years after an effective registration statement registering the shares of common stock issuable upon exercise of the warrants.

In connection with a private placement in April 2009, the holders of the Senior Notes may elect to convert such Senior Notes into Senior Units, at a conversion price of $1.00 per Senior Unit.  Each Senior Unit consists of one share of common stock and one common stock purchase warrant. Therefore, if all of the Senior Notes are converted into Senior Units, we would issue warrants to purchase approximately 14,029,269 shares of common stock. The Senior Warrants would be exercisable for a period of five years at an exercise price of $1.50 per share.  The Senior Warrants will be exercisable on a cashless basis any time 150 days after April 29, 2009 if a registration statement registering for resale the common stock issuable upon exercise of the Senior Warrants is not effective. The Senior Warrants are neither issued nor outstanding, and will only be issued and outstanding to the extent the holders convert the Senior Notes.

In connection with the private placement in April 2009, we issued placement agent warrants to purchase 2,805,849 shares of common stock to John Thomas and its employees. The placement agent warrants are exercisable for a period of five years at an exercise price of $1.50 per share and are exercisable on a cashless basis.

In connection with a private placement in June 2009, the holders of the Subordinated Notes may elect to convert such Subordinated Notes into Subordinated Units, at a conversion price of $1.00 per Subordinated Unit.  Each Subordinated Unit consists of one share of common stock and three common stock purchase warrants. Therefore, if all of the Subordinated Notes are converted into Subordinated Units, we would issue warrants to purchase approximately 4,627,800 shares of common stock. The Subordinated Warrants would be exercisable for a period of five years at an exercise price of $1.50 per share.  The Subordinated Warrants will be exercisable on a cashless basis any time 150 days after June 30, 2009 if a registration statement registering for resale the common stock issuable upon exercise of the Subordinated Warrants is not effective. The Subordinated Warrants are neither issued nor outstanding, and will only be issued and outstanding to the extent the holders convert the Subordinated Notes.

In connection with the private placement in June 2009, we issued placement agent warrants to purchase 308,520 shares of common stock to John Thomas and its employees. The placement agent warrants are exercisable for a period of five years at an exercise price of $1.50 per share and are exercisable on a cashless basis.

In connection with the payment of quarterly interest on the Senior Notes for the quarter ended June 30, 2009, we issued warrants to purchase an aggregate of 527,651 shares of common stock.  The warrants are exercisable for a period of five years at an exercise price of $1.50 per share.  The warrants will be exercisable on a cashless basis any time if a registration statement registering for resale the common stock issuable upon exercise of the warrants is not effective.

In connection with the payment of quarterly interest on the Senior Notes for the quarter ended September 30, 2009, we issued warrants to purchase an aggregate of 638,331 shares of common stock.  The warrants are exercisable for a period of five years at an exercise price of $1.50 per share.  The warrants will be exercisable on a cashless basis any time if a registration statement registering for resale the common stock issuable upon exercise of the warrants is not effective.

In connection with the payment of quarterly interest on the Subordinated Notes for the quarter ended September 30, 2009, we issued warrants to purchase an aggregate of 212,879 shares of common stock.  The warrants are exercisable for a period of five years at an exercise price of $1.50 per share.  The warrants will be exercisable on a cashless basis any time if a registration statement registering for resale the common stock issuable upon exercise of the warrants is not effective.

Convertible Securities

On October 31, 2008, we issued one investor a $250,000 convertible debenture.  The debenture accrues interest at the rate of 18% per annum and was due on April 30, 2009.  The debenture may be converted into shares of our common stock at a conversion price of $5.00 per share.  As of December 14, 2009, the debenture has not been paid.

2009 Senior Secured Private Placement

In April 2009, we sold $11,999,980.88 principal amount of Senior Notes, to approximately 120 accredited investors and non-U.S. persons and issued Senior Notes in the principal amount of $2,029,264.49 upon exchange of Old Notes.  The Senior Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into Senior Units, at a conversion price of $1.00 per Senior Unit. Each Senior Unit consists of (i) one share of our common stock and (ii) one Senior Warrant.

The Senior Notes will automatically convert into Senior Units if we attain the Conditions. The interest on the Senior Notes will be payable quarterly in arrears and will be payable, at our option, in cash or Senior Units, at a price of $1.00 per Senior Unit.  The Senior Notes contain customary weighted-average anti-dilution protection.

2009 Subordinated Secured Private Placement

On June 30, 2009, we sold $1,542,600 principal amount of Subordinated Notes, to 26 accredited investors and non-U.S. persons.  The Subordinated Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into the Subordinated Units, at a conversion price of $1.00 per Subordinated Unit. Each Subordinated Unit consists of (i) one share of our common stock and (ii) three Subordinated Warrants.

The Subordinated Notes will automatically convert into Subordinated Units if we achieve the Conditions. The interest on the Subordinated Notes will be payable quarterly in arrears and will be payable, at our option, in cash or Subordinated Units, at a price of $1.00 per Subordinated Unit.  The Subordinated Notes contain customary weighted-average anti-dilution protection.

Transfer Agent

The transfer agent for our Common Stock is Olde Monmouth Stock Transfer Co., Inc. The transfer agent’s address is 200 Memorial Parkway, Atlantic Highlands, NJ 07716, and its telephone number is (732) 872-2727.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has not been a public market for shares of our common stock. Future sales of substantial amounts of shares of our common stock, including shares issued upon the exercise of outstanding options, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to decrease or impair our ability to raise equity capital in the future.

As of December 14, 2009, a total of 60,206,379 shares of common stock are outstanding, which does not include any shares issuable upon exercise of outstanding warrants to purchase common stock or conversion of convertible securities. Of these shares, all 41,257,540 shares of common stock sold in this offering by the selling stockholders will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining 18,948,839 shares of common stock will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below.

After giving effect to the provisions of Rules 144 and 701 under the Securities Act, these restricted securities will be available for sale in the public market as follows:

Number of
Date	Shares
On the date of this prospectus	18,948,839
90 days after the date of this prospectus	18,948,839
At various times beginning more than 180 days after the date of this prospectus	18,948,839

Rule 144

In general, under Rule 144 an affiliate who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled to sell, within any three-month period a number of shares that does not exceed the greater of:

•
1% of the number of shares of our common stock then outstanding, which will equal approximately 602.063 shares immediately after this offering, assuming that no outstanding warrants are exercised nor convertible securities are converted; or

•	the average weekly trading volume of our common stock on a principal market or exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

These sales may commence beginning 90 days after the date of this prospectus, subject to continued availability of current public information about us. Such sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements.

A person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale may sell the shares proposed to be sold according to the following conditions:

•
If the person has beneficially owned the shares for at least six months, including the holding period of any prior owner other than an affiliate, the shares may be sold, subject to continued availability of current public information about us.

•	If the person has beneficially owned the shares for at least one year, including the holding period of any prior owner other than an affiliate, the shares may be sold without any Rule 144 limitations.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase shares from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of this offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will, subject to the lock-up restrictions described below, be eligible to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provides to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

No market currently exists for our shares.  The price reflected in this prospectus of $1.00 per share is the initial offering price of the shares of common stock upon the effectiveness of this prospectus.  The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus in private transactions at a price of $1.00 per share or on any stock exchange, market or trading facility on which the shares may then be traded. If our shares are quoted on the Over-the-Counter Bulletin Board, the selling stockholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The $1.00 per share offering price of the shares of common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Additionally, the offering price of our shares is higher than the price paid by our founders, and exceeds the per share value of our net tangible assets. Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales. Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

We are required to pay certain fees and expenses we incur incident to the registration of the shares.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SELLING STOCKHOLDERS

The following table sets forth the common stock ownership of the selling stockholders as of December 14, 2009. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

	Beneficial Ownership Prior to this Offering (1)					Beneficial Ownership After this Offering (2)
Selling Stockholder	Number of Shares		Percent of Class	Shares That May be Offered and Sold Hereby		Number of Shares	Percent of Class
John Thomas Bridge and Opportunity Fund, L.P. (3)	23,151,316		38.45%	23,151,316		0	0
John Thomas Financial, Inc. (4)	3,907,113		6.44%	3,907,113	(15)	0	0
Renald & Catherine Anelle	70,560		*	70,560	(16)	0	0
Ralph & Lois Arch	70,186		*	70,186	(17)	0	0
Charles Chief Boyd	88,131		*	88,131	(18)	0	0
Richard Brooks	162,949		*	162,949	(19)	0	0
Tim Burford	311,751		*	311,751	(20)	0	0
Cosimo Caggese	88,099		*	88,099	(21)	0	0
Carlos Castillo	88,066		*	88,066	(22)	0	0
David Clements	70,480		*	70,480	(23)	0	0
Crat Investments	527,178		*	527,178	(24)	0	0
Asset Protection Fund Ltd. (5)	352,388		*	352,388	(25)	0	0
Downey & Sons Pallet Co., Inc. (6)	88,131		*	88,131	(26)	0	0
Michael Duffy	705,840		1.16%	705,840	(27)	0	0
John Esposito	353,324		*	353,324	(28)	0	0
Douglas Fore	6,087		*	6,087		0	0
Luis & Iris Garcia	529,984		*	529,984	(29)	0	0
Anthony Gennaro	6,087		*	6,087		0	0
Paul Gersh	311,281		*	311,281	(30)	0	0
Joseph Gibson	87,665		*	87,665	(31)	0	0
Frank Giordano	71,066		*	71,066	(32)	0	0
Ralph W. Gitz	447,168		*	447,168	(33)	0	0
Roger & Rosemary Goudreau	87,129		*	87,129	(34)	0	0
Gary Harrell	70,638		*	70,638	(35)	0	0
Alan Josyln	87,730		*	87,730	(36)	0	0
Ted Kelly	25,599		*	25,599	(37)	0	0
John & Colleen Kerr Trust (7)	350,918		*	350,918	(38)	0	0
Leonard Lewis	88,165		*	88,165	(39)	0	0
Charles Lowden	12,174		*	12,174		0	0
Spencer Mallory	88,099		*	88,099	(40)	0	0
Peter Malo	88,099		*	88,099	(41)	0	0
William McCartney	88,433		*	88,433	(42)	0	0
John Meeks	87,196		*	87,196	(43)	0	0
Steven & Kathleen Mele	155,676		*	155,676	(44)	0	0
James Mitchell	87,899		*	87,899	(45)	0	0
David & Laura Owen Trust (8)	35,376		*	35,376	(46)	0	0
Marion Rose	87,899		*	87,899	(47)	0	0
John Rupe	70,535		*	70,535	(48)	0	0
Robert & LeAnn Seely	34,867		*	34,867	(49)	0	0
Patrick G. Sheridan	70,560		*	70,560	(50)	0	0
Tom Smolik	43,282		*	43,282	(51)	0	0
Alan Swain	176,729		*	176,729	(52)	0	0
Jon Voris	247,636		*	247,636	(53)	0	0
Kevin Walker	71,120	`	*	71,120	(54)	0	0
Christopher Charles	647,076		1.07%	647,076	(55)	0	0
David L. Crick	5,459,519		8.48%	5,459,519	(56)	0	0
Todd Tuls	2,729,759		4.38%	2,729,759	(57)	0	0
Boyce W. Church	271,576		*	271,576	(58)	0	0
Fermo Jaeckle	4,084,639		6.45%	4,084,639	(59)	0	0
Marc C Albertson	136,489		*	136,489	(60)	0	0
Don A. Callahan	68,245		*	68,245	(61)	0	0
Hendrik Ynema	409,464		*	409,464	(62)	0	0
Gary Bessoni	40,948		*	40,948	(63)	0	0
William Emmons	272,975		*	272,975	(64)	0	0
Timothy Marks	1,354,880		2.21%	1,354,880	(65)	0	0
Ronald Boonie	541,952		*	541,952	(66)	0	0
James Steagall	270,975		*	270,975	(67)	0	0
James Delalley	135,489		*	135,489	(68)	0	0
Matthew D. Lowery	1,393,280		2.28%	1,393,280	(69)	0	0
James R. Lance	270,578		*	270,578	(70)	0	0

Joseph Nicosia	135,489	*	135,489	(71)	0	0
Allen Hoyt	135,489	*	135,489	(72)	0	0
Adam Brown Services, Inc. (9)	94,843	*	94,843	(73)	0	0
Joseph Berendowski	254,795	*	254,795	(74)	0	0
Thomas Kennedy	135,490	*	135,490	(75)	0	0
Dennis Urbanski	135,490	*	135,490	(76)	0	0
Gary Spiegel	67,745	*	67,745	(77)	0	0
Karel M. & Maureen Sheveland	67,745	*	67,745	(78)	0	0
Jai Gaur	67,745	*	67,745	(79)	0	0
James M. and Elizabeth S. Moore	135,489	*	135,489	(80)	0	0
Anthony Adams	40,648	*	40,648	(81)	0	0
Barclay Redgate	67,745	*	67,745	(82)	0	0
Michael Lichtenberg	135,489	*	135,489	(83)	0	0
John Pinion	270,975	*	270,975	(84)	0	0
Vasileios Tsiaras	135,489	*	135,489	(85)	0	0
Glenn J. Herbolsheimer	67,745	*	67,745	(86)	0	0
Gary L. Akerstrom	270,975	*	270,975	(87)	0	0
Thomas Hamilton	864,491	1.42%	864,491	(88)	0	0
Peter Jaeckle	135,489	*	135,489	(89)	0	0
Ronald Weber	135,489	*	135,489	(90)	0	0
Steven L. & Marie Rakiec	1,019,176	1.68%	1,019,176	(91)	0	0
Jason Messner	67,745	*	67,745	(92)	0	0
John Tierney	67,745	*	67,745	(93)	0	0
Roger Beu II	27,099	*	27,099	(94)	0	0
Decio Loureiro	270,975	*	270,975	(95)	0	0
William Kraemer	135,489	*	135,489	(96)	0	0
James McClendon	67,745	*	67,745	(97)	0	0
Bruce Thomas	102,044	*	102,044	(98)	0	0
Tanya Molton	67,745	*	67,745	(99)	0	0
Jerry & Paula Dean	135,489	*	135,489	(100)	0	0
Catherine Kendall	406,464	*	406,464	(101)	0	0
Douglas & Dorene Harrison	135,489	*	135,489	(102)	0	0
Frank Blablo	135,489	*	135,489	(103)	0	0
Rick & Deborah Estes	135,489	*	135,489	(104)	0	0
Shephard & Elizabeth Johnson	135,489	*	135,489	(105)	0	0
Bruce Lanzetta	67,745	*	67,745	(106)	0	0
Harold Saul	127,360	*	127,360	(107)	0	0
Thomas Tidrick	54,194	*	54,194	(108)	0	0
Leon Sarfan	67,745	*	67,745	(109)	0	0
Betty Lages	67,745	*	67,745	(110)	0	0
Philip Panchaud	67,745	*	67,745	(111)	0	0
Daniel & Virginia Wright	135,489	*	135,489	(112)	0	0
Tom Murch	270,975	*	270,975	(113)	0	0
Urban Wilson	89,423	*	89,423	(114)	0	0
Michael & Nina Randall	135,489	*	135,489	(115)	0	0

Kevin Ross	67,745	*	67,745	(116)	0	0
John Sisk	2,709,759	4.35%	2,709,759	(117)	0	0
Richard Bost	135,489	*	135,489	(118)	0	0
Raymond & Elizabeth Antonucci	67,745	*	67,745	(119)	0	0
Larry Scroggins	135,489	*	135,489	(120)	0	0
Mitchell Parker	27,099	*	27,099	(121)	0	0
Peter Talbot	67,745	*	67,745	(122)	0	0
Robert Smith	135,489	*	135,489	(123)	0	0
Arivoli Veerapan	27,099	*	27,099	(124)	0	0
Michael & Lori Jakolat	135,489	*	135,489	(125)	0	0
CDT Solutions Inc. (10)	270,975	*	270,975	(126)	0	0
DeMartini Family Trust (11)	67,745	*	67,745	(127)	0	0
Daniel Dekeyser	67,545	*	67,545	(128)	0	0
Justin Miska	67,545	*	67,545	(129)	0	0
Robert Kammann	135,089	*	135,089	(130)	0	0
Barbara & Steven Cebell	67,545	*	67,545	(131)	0	0
Jerry Jones	67,545	*	67,545	(132)	0	0
Anthony Liedtke	135,089	*	135,089	(133)	0	0
Theodore Ferraro	67,545	*	67,545	(134)	0	0
Fred & Cathy Pfeiffer	67,545	*	67,545	(135)	0	0
James Schaben	270,175	*	270,175	(136)	0	0
Ronald Van Zetten	135,089	*	135,089	(137)	0	0
Jerry Harper Jr.	135,089	*	135,089	(138)	0	0
Ben & Aleta Miller	135,089	*	135,089	(139)	0	0
Donald & Mary Young	81,053	*	81,053	(140)	0	0
Bruce White	135,089	*	135,089	(141)	0	0
Guillaume Mimoun	67,545	*	67,545	(142)	0	0
Pulcherio & Ofelia Palma	270,175	*	270,175	(143)	0	0
Anthony Silver	81,053	*	81,053	(144)	0	0
Assad Halleak	135,089	*	135,089	(145)	0	0
Frank & Cynthia Rocca	135,089	*	135,089	(146)	0	0
Alan & Patti Stringham	27,019	*	27,019	(147)	0	0
James Cunningham	135,089	*	135,089	(148)	0	0
Douglas Wagner	67,545	*	67,545	(149)	0	0
Moses Blau	270,175	*	270,175	(150)	0	0
Charles Hilkey Jr.	109,690	*	109,690	(151)	0	0
David L. Denis & Darlene S. Denis Family Trust (12)	67,545	*	67,545	(152)	0	0
Lloyd Kamo	67,545	*	67,545	(153)	0	0
Caribbean Money Market Brokers Ltd. (13)	135,089	*	135,089	(154)	0	0

Robert Sippel	1,350,880		2.21%	1,350,880	(155)	0	0
Eric Stager	135,089		*	135,089	(156)	0	0
Edward Mafoud	27,019		*	27,019	(157)	0	0
Kevin Pilgrem	135,089		*	135,089	(158)	0	0
Mohammad Saffouri	270,175		*	270,175	(159)	0	0
Jim Whiteley	135,089		*	135,089	(160)	0	0
Gregory Olson	75,648		*	75,648	(161)	0	0
Daniel Serrano	748,201		1.23%	748,201	(162)	0	0
Scott Levy	1,870,502		3.05%	1,870,502	(163)	0	0
Frank Rocca	374,101		*	374,101	(164)	0	0
Bryce Jones	748,201		1.23%	748,201	(165)	0	0
Douglas & Virginia Bishop	74,820		*	74,820	(166)	0	0
Ronald & Sharon Christianson	748,201		1.23%	748,201	(167)	0	0
Ronald Delmonico	374,101		*	374,101	(168)	0	0
Andrew Grimstone	374,101		*	374,101	(169)	0	0
Gregory Adams	187,050		*	187,050	(170)	0	0
Edward Plata	187,050		*	187,050	(171)	0	0
Michael Devlin	187,050		*	187,050	(172)	0	0
Michael & Linda Schmidt	187,050		*	187,050	(173)	0	0
Curtiss Sibley	149,640		*	149,640	(174)	0	0
Daniel D'Errico	187,050		*	187,050	(175)	0	0
Dan Boyle	187,050		*	187,050	(176)	0	0
Samuel & Linda Arpino	187,050		*	187,050	(177)	0	0
Fred Simon	748,201		1.23%	748,201	(178)	0	0
Frank Triantos	374,101		*	374,101	(179)	0	0
Peter Ballos III	374,101		*	374,101	(180)	0	0
John Ullrich	374,101		*	374,101	(181)	0	0
Michael Baundendistel	281,325		*	281,325	(182)	0	0
Michael Acierno	27,500		*	27,500	(183)	0	0
Lawrence Banks	6,250		*	6,250	(183)	0	0
George Baseluos	3,130		*	3,130	(183)	0	0
Neftali Mercedes	3,130		*	3,130	(183)	0	0
Arthur Mel Coffey	82,500		*	82,500	(183)	0	0
Gregory Fleming	31,250		*	31,250	(183)	0	0
Anthony Guiliano	25,000		*	25,000	(183)	0	0
Ray Gordos	18,750		*	18,750	(183)	0	0
Anthony Maiuolo	16,750	,	*	16,750	(183)	0	0
Christopher Harrington	65,653		*	65,653	(183)	0	0
Solomon James	17,500		*	17,500	(183)	0	0
Christopher Kalatoudis	34,250		*	34,250	(183)	0	0
Christopher Perillo	17,250		*	17,250	(183)	0	0
Gani Leka	2,000		*	2,000	(183)	0	0
Scott Levine	465,000		*	465,000	(183)	0	0
Wade Papas	30,000		*	30,000	(183)	0	0
Daniel Potash	20,000		*	20,000	(183)	0	0
Dennis Riordan	88,700		*	88,700	(183)	0	0
William Roussos	5,000		*	5,000	(183)	0	0
Frank Scarso	56,000		*	56,000	(183)	0	0
Alain Florstain	10,000		*	10,000	(183)	0	0
Barry Pittman	2,500		*	2,500	(183)	0	0
George Belesis	225,000		*	225,000	(183)	0	0
Ron Cantolupo	52,191		*	52,191	(183)	0	0
David Page	60,000		*	60,000	(183)	0	0
Dennis Herrera	155,000		*	155,000	(183)	0	0
David Krispeal	5,000		*	5,000	(183)	0	0
Baris Calabar	5,000		*	5,000	(183)	0	0
Lydell Polanco	5,000		*	5,000	(183)	0	0
Donald Durando	11,100		*	11,100	(183)	0	0
Jonathan McHale	74,720		*	74,720	(183)	0	0
Michael Bar	2,500		*	2,500	(183)	0	0
Evan Taub	10,000		*	10,000	(183)	0	0
Gregory Lewis	2,000		*	2,000	(183)	0	0
Omar Hassan	102,000		*	102,000	(183)	0	0
Nicholas Dito	155,000		*	155,000	(183)	0	0
Enver Alijaj	300,000		*	300,000	(183)	0	0
Johnnie Jones	65,000		*	65,000	(183)	0	0
Kieran Ryan	5,000		*	5,000	(183)	0	0
Kirt Samuel	6,650		*	6,650	(183)	0	0
Louis Loscalzo	7,500		*	7,500	(183)	0	0
Larry Lubarsky	2,500		*	2,500	(183)	0	0
Lawrence Lowe	5,000		*	5,000	(183)	0	0
Edwin Debus	2,500		*	2,500	(183)	0	0
Michael Roizman	2,500		*	2,500	(183)	0	0
Stephen McKoy	3,500		*	3,500	(183)	0	0
Everton Murdock	2,000		*	2,000	(183)	0	0
Paul Moisio	2,500		*	2,500	(183)	0	0
Wayne Rozanski	1,000		*	1,000	(183)	0	0
Philip Alves	1,650		*	1,650	(183)	0	0
Wayne Kaufman	10,000		*	10,000	(183)	0	0
Joseph Castellano	38,850		*	38,850	(183)	0	0
Maria Cummings	38,850		*	38,850	(183)	0	0
Bari Latterman	38,850		*	38,850	(183)	0	0
Vivian Zhou	28,850		*	28,850	(183)	0	0
Marc Greenberg	31,350		*	31,350	(183)	0	0
Maria Dunn	31,350		*	31,350	(183)	0	0
Emily Bisogna	18,850		*	18,850	(183)	0	0

Gils Aubry	30,614	*	30,614	(183)	0	0
Nora Shehu	6,350	*	6,350	(183)	0	0
Adina Heiss	6,350	*	6,350	(183)	0	0
Ashley Ron	6,350	*	6,350	(183)	0	0
Michele Misiti	6,350	*	6,350	(183)	0	0
Mohar Chaudhuri	4,168	*	4,168	(183)	0	0
Melissa Russo	3,850	*	3,850	(183)	0	0
Theresa Moutuori	6,350	*	6,350	(183)	0	0
Sichenzia Ross Friedman Ference LLP (14)	250,000	*	250,000		0	0

TOTALS	79,979,730		79,979,730		0

* Less than 1%.

(1)	Percentage calculated on the basis of 60,206,379 shares of common stock outstanding on December 14, 2009.

(2)
Percentage calculated on the basis of 98,928,570 shares of common stock outstanding upon the completion of this offering and assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligations known to us to sell any shares of common stock at this time.

(3)
George Jarkesy, as managing member of John Thomas Capital Management Group, LLC, the managing general partner of John Thomas Bridge & Opportunity Fund, L.P., has voting and investment control over shares held by this entity.

(4)	Thomas Belesis has voting and dispositive powers over the securities owned by John Thomas Financial, Inc. Mr. Belesis disclaims beneficial ownership of the securities.

(5)	David Dawes has voting and investment control over shares held by this entity.

(6)	William Downey has voting and investment control over shares held by this entity.

(7)	John Kerr and Colleen Kerr, as Trustees, have voting and investment control over shares held by this entity.

(8)	David Owen and Laura Owen, as Trustees, have voting and investment control over shares held by this entity.

(9)	Anthony Adams has voting and investment control over shares held by this entity.

(10)	John Terril, III has voting and investment control over shares held by this entity.

(11)	Gary De Martini and Nancy De Martini, as Trustees, have voting and investment control over shares held by this entity.

(12)	David L. Denis and Darlene S. Denis, as Trustees, have voting and investment control over shares held by this entity.

(13)	Brent Salvary has voting and investment control over shares held by this entity.

(14)	Gregory Sichenzia, Marc J. Ross, Richard A. Friedman and Michael Ference have shared voting and dispositive power over the shares held by Sichenzia Ross Friedman Ference LLP.

(15)	Includes 507,113 shares of common stock issuable upon exercise of outstanding common stock purchase warrants.

(16)	Includes 24,242 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,194 shares of common stock issuable upon exercise of warrants.

(17)	Includes 24,104 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,045 shares of common stock issuable upon exercise of warrants.

(18)	Includes 30,277 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 32,715 shares of common stock issuable upon exercise of warrants.

(19)	Includes 56,989 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 61,578 shares of common stock issuable upon exercise of warrants.

(20)	Includes 110,554 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 119,454 shares of common stock issuable upon exercise of warrants.

(21)	Includes 30,265 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 32,702 shares of common stock issuable upon exercise of warrants.

(22)	Includes 30,254 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 32,689 shares of common stock issuable upon exercise of warrants.

(23)	Includes 24,212 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,162 shares of common stock issuable upon exercise of warrants.

(24)	Includes 181,069 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 195,646 shares of common stock issuable upon exercise of warrants.

(25)	Includes 121,058 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 130,804 shares of common stock issuable upon exercise of warrants.

(26)	Includes 30,277 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 32,715 shares of common stock issuable upon exercise of warrants.

(27)	Includes 242,510 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 262,032 shares of common stock issuable upon exercise of warrants.

(28)	Includes 121,403 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 131,177 shares of common stock issuable upon exercise of warrants.

(29)	Includes 182,105 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 196,765 shares of common stock issuable upon exercise of warrants.

(30)	Includes 110,381 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 119,267 shares of common stock issuable upon exercise of warrants.

(31)	Includes 30,105 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 32,529 shares of common stock issuable upon exercise of warrants.

(32)	Includes 24,429 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,395 shares of common stock issuable upon exercise of warrants.

(33)	Includes 160,529 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 173,452 shares of common stock issuable upon exercise of warrants.

(34)	Includes 29,907 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 32,315 shares of common stock issuable upon exercise of warrants.

(35)	Includes 24,271 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,225 shares of common stock issuable upon exercise of warrants.

(36)	Includes 30,129 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 32,555 shares of common stock issuable upon exercise of warrants.

(37)	Includes 8,997 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 9,722 shares of common stock issuable upon exercise of warrants.

(38)	Includes 120,516 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 130,218 shares of common stock issuable upon exercise of warrants.

(39)	Includes 30,290 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 32,729 shares of common stock issuable upon exercise of warrants.

(40)	Includes 30,265 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 32,702 shares of common stock issuable upon exercise of warrants.

(41)	Includes 30,265 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 32,702 shares of common stock issuable upon exercise of warrants.

(42)	Includes 30,388 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 32,835 shares of common stock issuable upon exercise of warrants.

(43)	Includes 29,932 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 32,342 shares of common stock issuable upon exercise of warrants.

(44)	Includes 55,277 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 59,628 shares of common stock issuable upon exercise of warrants.

(45)	Includes 30,191 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 32,622 shares of common stock issuable upon exercise of warrants.

(46)	Includes 12,156 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 13,135 shares of common stock issuable upon exercise of warrants.

(47)	Includes 30,191 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 32,622 shares of common stock issuable upon exercise of warrants.

(48)	Includes 24,232 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,184 shares of common stock issuable upon exercise of warrants.

(49)	Includes 11,968 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 12,932 shares of common stock issuable upon exercise of warrants.

(50)	Includes 24,242 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,194 shares of common stock issuable upon exercise of warrants.

(51)	Includes 14,849 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 16,045 shares of common stock issuable upon exercise of warrants.

(52)	Includes 60,727 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 65,616 shares of common stock issuable upon exercise of warrants.

(53)	Includes 85,006 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 91,850 shares of common stock issuable upon exercise of warrants.

(54)	Includes 24,449 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,417 shares of common stock issuable upon exercise of warrants.

(55)	Includes 150,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 265,950 shares of common stock issuable upon exercise of warrants.

(56)	Includes 2,000,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 2,181,000 shares of common stock issuable upon exercise of warrants.

(57)	Includes 1,000,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,090,500 shares of common stock issuable upon exercise of warrants.

(58)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 108,350 shares of common stock issuable upon exercise of warrants.

(59)	Includes 1,500,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,630,750 shares of common stock issuable upon exercise of warrants.

(60)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,525 shares of common stock issuable upon exercise of warrants.

(61)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,263 shares of common stock issuable upon exercise of warrants.

(62)	Includes 150,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1163,575 shares of common stock issuable upon exercise of warrants.

(63)	Includes 15,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 16,358 shares of common stock issuable upon exercise of warrants.

(64)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 109,050 shares of common stock issuable upon exercise of warrants.

(65)	Includes 500,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 540,250 shares of common stock issuable upon exercise of warrants.

(66)	Includes 200,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 216,100 shares of common stock issuable upon exercise of warrants.

(67)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 108,050 shares of common stock issuable upon exercise of warrants.

(68)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(69)	Includes 250,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 578,750 shares of common stock issuable upon exercise of warrants.

(70)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 107,850 shares of common stock issuable upon exercise of warrants.

(71)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(72)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(73)	Includes 35,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 37,818 shares of common stock issuable upon exercise of warrants.

(74)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 105,463 shares of common stock issuable upon exercise of warrants.

(75)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,026 shares of common stock issuable upon exercise of warrants.

(76)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,026 shares of common stock issuable upon exercise of warrants.

(77)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(78)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(79)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(80)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(81)	Includes 15,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 16,208 shares of common stock issuable upon exercise of warrants.

(82)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(83)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(84)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 108,250 shares of common stock issuable upon exercise of warrants.

(85)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(86)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(87)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 108,050 shares of common stock issuable upon exercise of warrants.

(88)	Includes 275,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 348,575 shares of common stock issuable upon exercise of warrants.

(89)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(90)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(91)	Includes 200,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 421,850 shares of common stock issuable upon exercise of warrants.

(92)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(93)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(94)	Includes 10,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 10,805 shares of common stock issuable upon exercise of warrants.

(95)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 108,050 shares of common stock issuable upon exercise of warrants.

(96)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(97)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(98)	Includes 37,658 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 40,690 shares of common stock issuable upon exercise of warrants.

(99)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(100)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(101)	Includes 150,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 162,075 shares of common stock issuable upon exercise of warrants.

(102)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(103)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(104)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(105)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(106)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(107)	Includes 47,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 50,784 shares of common stock issuable upon exercise of warrants.

(108)	Includes 20,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 21,610 shares of common stock issuable upon exercise of warrants.

(109)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(110)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(111)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(112)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(113)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 108,050 shares of common stock issuable upon exercise of warrants.

(114)	Includes 33,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 35,657 shares of common stock issuable upon exercise of warrants.

(115)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(116)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(117)	Includes 1,000,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1080,500 shares of common stock issuable upon exercise of warrants.

(118)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(119)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(120)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(121)	Includes 10,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 10,805 shares of common stock issuable upon exercise of warrants.

(122)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(123)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(124)	Includes 10,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 10,805 shares of common stock issuable upon exercise of warrants.

(125)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 54,025 shares of common stock issuable upon exercise of warrants.

(126)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 108,050 shares of common stock issuable upon exercise of warrants.

(127)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,013 shares of common stock issuable upon exercise of warrants.

(128)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,913 shares of common stock issuable upon exercise of warrants.

(129)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,913 shares of common stock issuable upon exercise of warrants.

(130)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 53,825 shares of common stock issuable upon exercise of warrants.

(131)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,913 shares of common stock issuable upon exercise of warrants.

(132)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,913 shares of common stock issuable upon exercise of warrants.

(133)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 53,825 shares of common stock issuable upon exercise of warrants.

(134)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,913 shares of common stock issuable upon exercise of warrants.

(135)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,913 shares of common stock issuable upon exercise of warrants.

(136)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 107,650 shares of common stock issuable upon exercise of warrants.

(137)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 53,825 shares of common stock issuable upon exercise of warrants.

(138)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 53,825 shares of common stock issuable upon exercise of warrants.

(139)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 53,825 shares of common stock issuable upon exercise of warrants.

(140)	Includes 30,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 32,295 shares of common stock issuable upon exercise of warrants.

(141)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 53,825 shares of common stock issuable upon exercise of warrants.

(142)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,913 shares of common stock issuable upon exercise of warrants.

(143)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 107,650 shares of common stock issuable upon exercise of warrants.

(144)	Includes 30,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 32,295 shares of common stock issuable upon exercise of warrants.

(145)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 53,825 shares of common stock issuable upon exercise of warrants.

(146)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 53,825 shares of common stock issuable upon exercise of warrants.

(147)	Includes 10,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 10,765 shares of common stock issuable upon exercise of warrants.

(148)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 53,825 shares of common stock issuable upon exercise of warrants.

(149)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,913 shares of common stock issuable upon exercise of warrants.

(150)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 107,650 shares of common stock issuable upon exercise of warrants.

(151)	Includes 40,600 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 43,706 shares of common stock issuable upon exercise of warrants.

(152)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,913 shares of common stock issuable upon exercise of warrants.

(153)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 26,913 shares of common stock issuable upon exercise of warrants.

(154)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 53,825 shares of common stock issuable upon exercise of warrants.

(155)	Includes 500,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 538,250 shares of common stock issuable upon exercise of warrants.

(156)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 53,825 shares of common stock issuable upon exercise of warrants.

(157)	Includes 10,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 10,765 shares of common stock issuable upon exercise of warrants.

(158)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 53,825 shares of common stock issuable upon exercise of warrants.

(159)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 107,650 shares of common stock issuable upon exercise of warrants.

(160)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 53,825 shares of common stock issuable upon exercise of warrants.

(161)	Includes 28,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 30,142 shares of common stock issuable upon exercise of warrants.

(162)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 313,800 shares of common stock issuable upon exercise of warrants.

(163)	Includes 250,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 784,500 shares of common stock issuable upon exercise of warrants.

(164)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 156,900 shares of common stock issuable upon exercise of warrants.

(165)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 313,800 shares of common stock issuable upon exercise of warrants.

(166)	Includes 10,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 31,380 shares of common stock issuable upon exercise of warrants.

(167)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 313,800 shares of common stock issuable upon exercise of warrants.

(168)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 156,900 shares of common stock issuable upon exercise of warrants.

(169)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 156,900 shares of common stock issuable upon exercise of warrants.

(170)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 78,450 shares of common stock issuable upon exercise of warrants.

(171)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 78,450 shares of common stock issuable upon exercise of warrants.

(172)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 78,450 shares of common stock issuable upon exercise of warrants.

(173)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 78,450 shares of common stock issuable upon exercise of warrants.

(174)	Includes 20,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 62,760 shares of common stock issuable upon exercise of warrants.

(175)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 78,450 shares of common stock issuable upon exercise of warrants.

(176)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 78,450 shares of common stock issuable upon exercise of warrants.

(177)	Includes 25,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 78,450 shares of common stock issuable upon exercise of warrants.

(178)	Includes 100,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 313,800 shares of common stock issuable upon exercise of warrants.

(179)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 156,900 shares of common stock issuable upon exercise of warrants.

(180)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 156,900 shares of common stock issuable upon exercise of warrants.

(181)	Includes 50,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 156,900 shares of common stock issuable upon exercise of warrants.

(182)	Includes 37,600 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 117,990 shares of common stock issuable upon exercise of warrants.

(183)	Represents shares of common stock issuable upon exercise of outstanding common stock purchase warrants.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.   Sichenzia Ross Friedman Ference LLP is also the holder of 250,000 shares of our common stock, all of which are included in this registration statement.

EXPERTS

GBH CPAs, PC, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2008 and 2007 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act.  We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus.  For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

AMBER READY, INC.

INDEX TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2008 and 2007 (audited) and the Three and Nine Months Ended September 30, 2009 and 2008 and from Inception to September 30, 2009 (unaudited)

Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheets	F-2
Consolidated Statements of Operations	F-3
Consolidated Statements of Stockholders’ Deficit	F-4
Consolidated Statements of Cash Flows	F-10
Notes to Consolidated Financial Statements	F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders
Amber Ready, Inc.
Rockaway, New Jersey

We have audited the accompanying consolidated balance sheets of Amber Ready, Inc. as of December 31, 2008 and 2007 and the related consolidated statements of operations, changes in shareholders’ equity (deficit), and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of Amber Ready, Inc. as of December 31, 2008 and 2007, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company is a development stage company which has experienced significant losses since inception with no significant revenues.  Those conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans regarding these matters are also described in Note 3.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
December 15, 2009

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2009	2008	2007
	[Unaudited]

ASSETS
Current assets
Cash	$540,105	$--	$143,288
Restricted cash	1,600,000	--	--
Prepaid expenses and other current assets	350,924	10,441	41,820
Deferred financing costs	875,844	--	--
Total current assets	3,366,873	10,441	185,108

Property and equipment – net	174,770	53,879	5,708

Other assets
Security deposits	26,670	26,670	33,119
Intangible assets – net	88,393	--	--
Deferred financing costs	3,535,466	--	--
Deferred debt discount	--	740,000	--
Total other assets	3,650,529	766,670	33,119

Total assets	$7,192,172	$830,990	$223,935

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Cash overdraft	$--	$719	$--
Accounts payable and accrued expenses	1,536,184	721,029	190,806
Convertible debt, net of debt discount	250,000	2,136,839	--
Notes payable	232,991	557,404	500,497
Share liability	7,543,978	--	--

Total current liabilities	9,563,153	3,415,991	691,303

Convertible debt	15,571,845	--	--

Commitments and contingencies	--	--	--

Stockholders’ equity (deficit)
Preferred stock; $.0001 par value, 5,000,000 shares authorized, issued and outstanding, none at September 30, 2009 and
December 31, 2008, 100 shares at December 31, 2007	--	--	--
Common stock; $.0001 par value, 200,000,000 shares
authorized; issued and outstanding, 33,614,963 shares
at September 30, 2009, 3,390,522 shares at December 31, 2008
2,071,078 shares at December 31, 2007	3,361	339	207
Additional paid-in capital	33,088,240	10,270,299	2,553,011
Deficit accumulated during the development stage	(51,034,427)	(12,855,639)	(3,020,586)

Total stockholders’ equity (deficit)	(17,942,826)	(2,585,001)	(467,368)

Total liabilities and stockholders’ equity (deficit)	$7,192,172	$830,990	$223,935
See notes to consolidated financial statements.

AMBER ALERT SAFETY CENTERS, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

					Cumulative
	For the Nine Months Ended		For the Year Ended		from inception
	September 30,		December 31,		to September 30,
	2009	2008	2008	2007	2009
	(Unaudited)	(Unaudited)			(Unaudited)

Revenue	$10,684	$541	$716	$--	$15,545

Expenses:
Compensation	9,215,378	722,482	4,325,685	385,911	14,210,392
Professional fees	667,099	224,509	282,706	29,379	1,098,410
Consulting fees	3,807,485	330,460	3,107,370	1,034,155	8,122,150
Advertising and promotion	2,329,037	151,055	188,555	--	2,517,592
General and administrative – other	1,926,073	674,492	828,763	365,382	3,472,743
Total expenses	17,945,072	2,102,998	8,733,079	1,814,827	29,421,287

Loss from operations	(17,934,388)	(2,102,457)	(8,732,363)	(1,814,827)	(29,405,742)

Other income (expenses)
Interest income	8,168	4,555	4,555	9	12,732
Interest expense	(1,553,368)	(109,047)	(168,374)	--	(1,725,422)
Amortization – debt discount	(1,165,661)	(205,014)	(290,883)	--	(1,456,544)
Amortization – deferred financing costs	(3,063,948)	(611,692)	(638,282)	--	(3,702,230)
Financing costs – share-based	(14,443,749)	--	--	--	(14,443,749)
Loss on impairment of assets	--	--	--	--	(277,924)
Other	(25,842)	(8,594)	(9,706)	--	(35,548)
Total other (expenses) – net	(20,244,400)	(929,792)	(1,102,690)	9	(21,628,685)

Net loss	$(38,178,788)	$(3,032,249)	$(9,835,053)	$(1,814,818)	$(51,034,427)

Net loss per common share – basic and diluted	$(1.94)	$(1.45)	$(4.67)	$(1.27)

Weighted average common shares
outstanding – basic and diluted	19,728,096	2,090,172	2,105,191	1,433,223

See notes to consolidated financial statements.

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)
CONSOLIDATD STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

						Deficit
						Accumulated
					Additional	in the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Issuance of common stock at inception	--	$--	429,854	$44	$20,056	$--	$20,100

Net loss	--	--	--	--	--	(332,352)	(332,352)

Balance – December 31, 2004	--	--	429,854	44	20,056	(332,352)	(312,252)

September 2005 - recapitalization - reverse acquisition into
public shell	--	--	70,308	7	14,993	--	15,000

September 2005 - sale of common stock @ $23.80 per share	--	--	2,434	--	58,000	--	58,000

Net loss	--	--	--	--	--	(489,698)	(489,698)

Balances – December 31, 2005	--	--	502,596	51	93,049	(822,050)	(728,950)

February 2006 - sale of common stock @ $23.80 per share	--	--	420	--	10,000	--	10,000

February 2006 - common stock issued for services @ $23.80
per share	--	--	524	--	12,500	--	12,500

April 2006 - sale of common stock @ $23.80 per share	--	--	420	--	10,000	--	10,000

May 2006 - common stock issued for compensation @ $23.80
per share	--	--	1,049	--	25,000	--	25,000

June 2006 - common stock issued for services @ $23.80 per share	--	--	420	--	10,000	--	10,000

August 2006 - sale of common stock $23.80 per share	--	--	1,091	--	25,993	--	25,993

Totals – Forward	--	$--	506,520	$51	$186,542	$(822,050)	$(635,457)

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)
CONSOLIDATD STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

						Deficit
						Accumulated
					Additional	in the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Totals – Forwarded	--	$--	506,520	$51	$186,542	$(822,050)	$(635,457)

August 2006 - common stock issued for services @
$23.80 per share	--	--	2,884	--	68,730	--	68,730

October 2006 - sale of common stock @ $23.80	--	--	63	--	1,500	--	1,500
per share

October 2006 - common stock issued for payables @
$23.80 per share	--	--	9,686	1	230,878	--	230,879

October & November 2006 - restructuring and purchase
and retirement of common stock	--	--	(2,009)	--	17,611	--	17,611

Net loss	--	--	--	--	--	(383,718)	(383,718)

Balances – December 31, 2006	--	--	517,144	52	505,261	(1,205,768)	(700,455)

January 2007 - sale of common stock @ $23.80 per	--	--	3,146	--	75,000	--	75,000
Share

April 2007 - common stock issued for services	--	--	420	--	10,000	--	10,000
$23.80 per share

April 2007 - sale of common stock $23.80 per share	--	--	42	--	1,000	--	1,000

May 2007 - common stock issued for services $23.80
per share	--	--	501	--	11,934	--	11,934

Total – Forward	--	$--	521,253	$52	$603,195	$(1,205,768)	$(602,521)

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)
CONSOLIDATD STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

						Deficit
						Accumulated
					Additional	in the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Totals – Forwarded	--	$--	521,253	$52	$603,195	$(1,205,768)	$(602,521)

May 2007 - exchange of CEO common for preferred	12,100	1	(316,605)	(32)	31	--	--

May 2007 - conversion of preferred to common	(12,000)	(1)	1,200,000	120	(119)	--	--

May 2007 - sale of common stock – rights offering @ $0.20
per share	--	--	151,939	15	30,373	--	30,388

May 2007 - common stock issued for services @
$3.75 per share	--	--	189,685	19	711,295	--	711,314

May 2007 - common stock issued for compensation
@ $3.75 per share	--	--	50,000	5	187,495	--	187,500

July – September 2007 - sale of common stock –
Private Placement @ $3.75 per share	--	--	274,806	28	1,030,472	--	1,030,500

July – September 2007 - offering costs related to
private placement	--	--	--	--	(194,270)	--	(194,270)

August 2007 – issuance of warrants for services	--	--	--	--	184,539	--	184,539

Net loss	--	--	--	--	--	(1,814,818)	(1,814,818)

Balances – December 31, 2007 – Forward	100	$--	2,071,078	$207	$2,553,011	$(3,020,586)	$(467,368)

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

						Deficit
						Accumulated
					Additional	in the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balances – December 31, 2007 – Forwarded	100	$--	2,071,078	$207	$2,553,011	$(3,020,586)	$(467,368)

February 2008 – common stock issued for services $5.00 per share	--	--	10,000	1	49,999	--	50,000

February through May 2008 – issuance of convertible debt
with beneficial conversion features	--	--	--	--	207,543	--	207,543

March 2008 – common stock issued for services $5.00 per share	--	--	20,000	2	99,998	--	100,000

April 2008 – issuance of warrants for financing	--	--	--	--	256,157	--	256,157

August 2008 – common stock returned for related party debt @ $5.00 per share	--	--	(27,956)	(3)	(139,777)	--	(139,780)

September 2008 – common stock issued for services @ $5.50 per share	--	--	13,000	1	71,499	--	71,500

October 2008 – issuance of convertible debt with common stock
and beneficial conversion feature	--	--	50,000	5	274,995	--	275,000

November 2008 – issuance of common stock for convertible
debt @ $5.00 per share	--	--	4,400	1	21,999	--	22,000

December 2008 – cancellation of series B preferred stock	(100)	--	--	--	--	--	--

December 2008 – sale and issuance of common stock with bridge
financing @ $5.50 per share	--	--	750,000	75	4,124,925	--	4,125,000

December 2008 – common stock issued for services @ $5.50 per share	--	--	500,000	50	2,749,950	--	2,750,000

Net loss	--	--	--	--	--	(9,835,053)	(9,835,053)

Balances – December 31, 2008	--	$--	3,390,522	$339	$10,270,299	$(12,855,639)	$(2,585,001)

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

						Deficit
						Accumulated
					Additional	in the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balances – December 31, 2008 - Forward	--	$--	3,390,522	$339	$10,270,299	$(12,855,639)	$(2,585,001)

February 2009 – issuance of common stock for services with
bridge financing @ $1.00 per share	--	--	550,000	55	549,945	--	550,000

February 2009 – issuance of common stock with
bridge financing @ $1.00 per share, recorded as debt discount	--	--	195,000	20	194,980	--	195,000

February 2009 – issuance of common stock for cash at
@ $1.00 per share	--	--	5,000	--	5,000	--	5,000

February 2009 – issuance of common stock as consideration for
bridge financing amendment agreement @ $1.00 per share	--	--	1,500,000	150	1,499,850	--	1,500,000

February 2009 – common stock issued for financing costs @
$1.00 per share	--	--	200,000	20	199,980	--	200,000

February 2009 – amortization of common stock issued for services
@ $1.00 per share, currently held in escrow	--	--	13,814,000	1,381	4,603,286	--	4,604,667

March 2009 – issuance of common stock for services with bridge
financing @ $1.00 per share	--	--	35,001	4	34,997	--	35,001

March 2009 – issuance of common stock with bridge
financing @ $1.00 per share, recorded as debt discount	--	--	63,999	6	63,993	--	63,999

March 2009 – issuance of common stock for cash at
@ $1.00 per share	--	--	1,000	--	1,000	--	1,000

Total – forward	--	--	19,754,522	$1,975	$17,423,330	$(12,855,639)	$4,569,666

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

						Deficit
						Accumulated
					Additional	in the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balances – December 31, 2008	--	--	19,754,522	$1,975	$17,423,330	$(12,855,639)	$4,569,666

April 2009 – common stock issued for extension of debt
agreements @ $1.00 per share	--	--	433,041	43	432,998	--	433,041

April 2009 – common stock issued for financing costs @ $1.00 per share	--	--	750,000	75	749,925	--	750,000

April 2009 – common stock issued for consulting services
@ $1.00 per share	--	--	2,400,000	240	2,399,760	--	2,400,000

April 2009 – common stock issued to board of directors
for services @ $1.00 per share	--	--	2,250,000	225	2,249,775	--	2,250,000

April 2009 – issuance of warrants for financing costs	--	--	--	--	1,458,196	--	1,458,196

April 2009 – issuance of warrants for consulting services	--	--	--	--	91,772	--	91,772

May 2009 – issuance of common stock as consideration for bridge
financing amendment agreement @ $1.00 per share	--	--	600,000	60	599,940	--	600,000

June 2009 – issuance of warrants for financing costs	--	--	--	--	184,532	--	184,532

July 2009 – common stock and warrants issued for accrued
interest expense @$1.00 per share	--	--	527,629	53	527,576	--	527,629

February – September 2009 – warrants issued for
consulting services	--	--	--	--	71,355	--	71,355

Total – forward	--	$--	26,715,192	$2,671	$26,189,159	$(12,855,639)	$13,336,191

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

						Deficit
						Accumulated
					Additional	in the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Total – forwarded	--	$--	26,715,192	$2,671	$26,189,159	$(12,855,639)	$13,336,191

September 2009 – common stock issued for financing costs @
$1.00 per share	--	--	6,899,771	690	6.899,081	--	6,899,771

Net loss	--	--	--	--	--	(38,178,788)	(38,178,788)

Balances – September 30, 2009 [Unaudited]	--	$--	33,614,963	$3,361	$33,088,240	$(51,034,427)	$(17,942,826)

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

					Cumulative
	For the Nine Months Ended		For the Year Ended		from Inception
	September 30,		December 31,		to September 30,
	2009	2008	2008	2007	2009
	[Unaudited]	[Unaudited]			[Unaudited]

Operating activities:
Net loss	$(38,178,788)	$(3,032,249)	$(9,835,053)	$(1,814,818)	$(51,034,427)
Adjustments to reconcile net loss to net
cash used in operating activities:
Compensation – share based	7,439,668	50,000	3,450,000	187,500	11,102,168
Consulting fees – share based	2,563,127	171,500	2,921,500	917,807	6,503,644
Depreciation and amortization	16,576	5,714	7,960	455	24,991
Amortization – debt discount	1,165,661	205,014	290,883	--	1,456,544
Amortization – deferred finance costs	3,063,948	611,692	638,282	--	3,702,230
Financing costs – share-based	14,443,749	--	--	--	14,443,749
Loss on impairment of assets	--	--	--	--	277,924
Changes in assets and liabilities:
Prepaid expenses and other current assets	(350,483)	(97,992)	41,379	(41,820)	(350,924)
Accounts payable and accrued expenses	1,693,547	283,450	452,349	(9,172)	2,535,582
Net cash used in operating activities	(8,142,995)	(1,802,871)	(2,032,700)	(760,048)	(11,338,519)

Investing activities:
Acquisition of property and equipment	(135,860)	(56,131)	(56,131)	(6,163)	(199,537)
Payments for website development costs	(90,000)	--	--	--	(90,000)
Investment in restricted cash	(1,600,000)	--	--	--	(1,600,000)
Payments for lease security deposits		--	--	(33,119)	(33,119)
Amortization of lease security deposit		13,453	6,449	--	6,449
Net cash used in investing activities	(1,825,860)	(42,678)	(49,682)	(39,282)	(1,916,207)

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

					Cumulative
	For the Nine Months Ended		For the Year Ended		from Inception
	September 30,		December 31,		to September 30,
	2009	2008	2008	2007	2009
	[Unaudited]	[Unaudited]			[Unaudited]

Financing activities
Proceeds from convertible debt	$14,541,580	$2,075,500	$2,325,500	$--	$16,867,080
Deferred financing costs	(2,349,489)	(382,125)	(382,125)	--	(2,731,614)
Payments on convertible debt	(1,373,999)	--	--	--	(1,373,999)
Proceeds from issuance of common stock	16,000	--	--	1,136,888	1,258,381
Offering costs	--	--	--	(194,270)	(194,270)
Cash overdraft	(719)	8,886	719	--	--
Proceeds from notes payable	--	--	--	--	258,566
Payments on notes payable	(324,413)	--	(5,000)	--	(329,413)
Capital contributions	--	--	--	--	40,100
Net cash provided by financing activities	10,508,960	1,702,261	1,939,094	942,618	13,794,831

Net increase (decrease) in cash	540,105	(143,288)	(143,288)	143,288	540,105

Cash – beginning of period	--	143,288	143,288	--	--

Cash – end of period	$540,105	$--	$--	$143,288	$540,105

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

					Cumulative
	For the Nine Months Ended		For the Year Ended		from Inception
	September 30,		December 31,		to September 30
	2009	2008	2008	2007	2009
	[Unaudited]	[Unaudited]			[Unaudited]

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$78,882	$--	$--	$--	$78,882
Income taxes	--	--	--	--	--

Supplemental schedule of noncash investing and financing activities:
Debt discount allocated to beneficial conversion features	$998,999	$207,544	$457,543	$--	$1,456,542
Deferred debt discount from stock issuance	--	--	740,000	--	740,000
Deferred financing costs from stock and warrant issuances	5,125,769	256,157	256,157	--	5,381,926
Debt and accrued interest exchanged for new debt	2,029,264	--	--	--	2,029,264
Accounts payable exchanged for debt	--	56,907	56,907	--	56,907
Restructuring and purchase and retirement of common stock
for debt	--	--	--	--	17,611
Common stock returned by officer for debt	--	139,780	139,780	--	139,780
Common stock and warrants issued for accrued interest expense	527,629	--	--	--	527,629
Debt converted into common stock	--	--	22,000	--	252,879
Acquisition of technology and notes payable	--	--	--	--	152,541
Due from former parent	--	--	--	--	124,000
Debentures payable	--	--	--	--	(124,000)

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

1.   Basis of Presentation

AMBER Ready, Inc., (“Amber”, the “Company”, “we” or “us”) a Nevada corporation, was originally formed under the name DS&E Metals, Inc. (“DSE”) after being spun-off by its parent company, Nextronics II, Inc. on February 15, 2005.  In September, 2005, pursuant to an Agreement and Plan of Merger, we acquired 100% of the membership interests of Amber Alert Safety Centers, L.L.C. (“Amber LLC”), a New Jersey Limited Liability Company, through its merger into our 100% owned entity Metal Subs, L.L.C., in exchange for 429,854 shares of our common stock and changed our name to Amber Alert Safety Centers, Inc. See “Reorganization”.

On September 26, 2005, we effected a 22.5 to 1 forward stock split and on May 30, 2007, we effected a reverse stock split whereas approximately 9.58 shares of our common stock were converted into 1 share of common stock. On January 23, 2009, we effected a 1 for 10 reverse stock split.  All share and per share data has been adjusted to reflect such stock splits.

We are a development stage company. Our mission is to provide to parents, grandparents and legal guardians, security for today’s youth and to expand the capabilities of the AMBER Ready system through our state-of-the-art technology and instant information dissemination methodology, enabling law enforcement agencies worldwide to instantly receive videos, identity profiles, pictures, and optional fingerprints to aid in the rapid recovery of missing children.  With our safety programs and child safety products, we can also send alerts to AMBER Ready members containing the child’s poster; create rewards to motivate the public to “Be on the Lookout” for our missing children, and to create a true deterrent against child abduction.  Such services will be provided through the wireless phone network system and such services are to be purchased by the various wireless phone network providers.

2.   Reorganization

The closing date of the Agreement and Plan of Merger was September 27, 2005, however, for accounting purposes the transaction is treated as being effective September 30, 2005. In connection with the agreement, we issued 429,854 shares of our common stock to the members of Amber LLC in exchange for 100% of the membership interests of Amber LLC. As a result, Amber LLC became our 100% owned subsidiary with the former members of Amber LLC owning approximately 86% of our then outstanding shares. For accounting purposes the transaction was recorded as a recapitalization with the members of Amber LLC as the acquirers. The 429,854 shares of common stock issued in the transaction are shown as outstanding for all periods presented in the same manner as a stock split. The accompanying financial statements reflect the consolidated operations of the company from October 1, 2005.

3.   Going Concern

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company has no ongoing operations and has incurred losses since its inception and has a deficit accumulated during the development stage amounting to approximately $51,000,000 as of September 30, 2009.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise additional funds for operations through loans, and debt and equity offerings as the Company continues to execute its business plan to achieve profitable operations.  There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.  If the Company is not profitable and cannot obtain sufficient capital to fund operations, the Company may have to cease operations.

4.    Summary of Significant Accounting Policies

Principles of Consolidation - The consolidated financial statements include the accounts of AMBER Ready, Inc. and its wholly-owned subsidiary Amber Alert Safety Centers, LLC.  All material intercompany balances and transactions have been eliminated in consolidation.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

4.    Summary of Significant Accounting Policies (Continued)

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Unaudited Interim Statements – The accompanying unaudited interim consolidated financial statements as of September 30, 2009, and for the nine months ended September 30, 2009 and 2008 have been prepared in accordance with accounting principles generally accepted for interim financial statement presentation and in accordance with the instructions to Regulation S-X.  Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statement presentation.  In the opinion of management, all adjustments considered necessary in order to make the interim financial statements not misleading have been included and all such adjustments are of a normal recurring nature.  The results of operations for the nine months ended September 30, 2009 are not necessarily indicative of the results to be expected for the full year.

Accounting Standards Codification -The Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (ASC) became effective on July 1, 2009. At that date, the ASC became FASB’s officially recognized source of authoritative U.S. generally accepted accounting principles (“GAAP”) applicable to all public and non-public non-governmental entities, superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”) and related literature. Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All other accounting literature is considered non-authoritative. The switch to the ASC affects the way companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

Cash and Cash Equivalents - We consider all highly liquid investments, with a maturity of three months or less when purchased, to be cash equivalents.

Concentration of Credit Risk – Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash, cash equivalents, certificates of deposit, and accounts receivable.

Impairment of Long-Lived Assets - We review our long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the future use and disposal of the related assets or group of assets to their respective carrying amounts.  Impairment, if any, is measured as the excess of the carrying amount over the fair value based on market value (when available) or discounted expected cash flows of those assets, and is recorded in the period in which the determination is made.

Property and Equipment - Property and equipment are carried at cost less accumulated depreciation.  Depreciation and amortization is recorded on the straight-line method over three to seven years, which approximates the estimated useful lives of the assets.  Routine maintenance and repair costs are charged to expense as incurred and renewals and improvements that extend the useful life of the assets are capitalized.  Upon sale or retirement, the cost and related accumulated depreciation and amortization are eliminated from the respective accounts and any resulting gain or loss is reported in the statement of operations.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

4.   Summary of Significant Accounting Policies (Continued)

Intangible Asset - The intangible asset, initially recorded at cost, is considered to approximate fair value at the time of purchase. Amortization is provided for on a straight-line basis over the estimated useful life of the asset. The Company evaluates the recoverability of its intangible asset periodically and takes into account events or circumstances that warrant revised estimates of its useful life or that indicate that an impairment exists. Management believes that because the Company is in the earlier stages of its business life cycle, the current conditions noted above do not constitute reliable impairment indicators. During August 2009, the Company contracted an outside party for website development services in the total amount of $120,000. The project is in two phases, Phase I was completed and in use on August 14, 2009, while Phase II is in progress. The cost associated with Phase I, $90,000, is being amortized over the estimated useful life of 7 years. Amortization of the costs for Phase II, $30,000, will begin when it is completed and in service. Amortization expense for the nine months ended September 30, 2009 is $1,607.

Income Taxes – We account for income taxes under the provisions of FASB ASC Topic No. 740 “Income Taxes” which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized. At September 30, 2009, December 31, 2008 and 2007, the entire deferred tax asset, which arises primarily from our capitalized pre-operating costs, has been fully reserved because management has determined that it is not more likely than not that the net operating loss carry forwards will be realized in the future.

On January 1, 2007, the Company adopted the provisions of Topic No. 740 as they relate to uncertainty in income tax positions.  There was no impact on the Company's  consolidated  financial  position,  results of operations or cash flows at December 31, 2006 and for the year then ended, as a result of  implementing  these provisions. At the adoption date of January 1, 2007 and December 31, 2008, the Company did not have any unrecognized tax benefits.  The Company's practice is to recognize interest and/or penalties related to income tax matters in income tax expense.  As of January 1, 2007 and December 31, 2008, the Company had no accrued interest or penalties.  The Company  currently has no federal or state tax  examinations  in progress  nor has it had  any  federal  or  state  tax  examinations  since  its inception.  All of the Company's tax years are subject to federal and state tax examination.

Deferred Financing Costs – Amounts paid for costs associated with financing are amortized to interest expense over the life of the notes using the effective interest method.  The unamortized portion of the deferred costs is charged to operations upon the conversion of the notes or any portion thereof.

Earnings (Loss) Per Share – Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period.  Diluted earnings per share reflects the amount of earnings for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as common shares that could result from the potential exercise or conversion of securities into common stock.  The assumed exercise of common stock equivalents was not utilized in the nine months ended September 30, 2009 and 2008 and the years ended December 31, 2008 and 2007 since the effect would be anti-dilutive.

Equity instruments that may dilute earnings per share in the future are listed in Note 12.

Research and Development Costs – Research and development costs are expensed as incurred. There were no research and development costs in the nine months ended September 30, 2009 and 2008 and for the years ended December 31, 2008 and 2007.

Equity-Based Compensation

The Company accounts for equity based compensation transactions with employees under the provisions of ASC Topic No. 718, “Compensation, Stock Compensation” (“Topic No. 718”). Topic No. 718 requires the recognition of the fair value of equity-based compensation in net income. The fair value of the Company’s equity instruments are estimated using a Black-Scholes option valuation model. This model requires the input of highly subjective assumptions and elections including expected stock price volatility and the estimated life of each award. In addition, the calculation of equity-based compensation costs requires that the Company estimate the number of awards that will be forfeited during the vesting period. The fair value of equity-based awards granted to employees is amortized over the vesting period of the award and the Company elected to use the straight-line method for awards granted after the adoption of Topic No. 718.

The Company accounts for equity based transactions with non-employees under the provisions of ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, which ever is more reliably measurable. When the equity instrument is utilized for measurement the fair value of the equity instrument is estimated using the Black-Scholes option valuation model. In general, the Company recognizes an asset or expense in the same manner as if it was to receive cash for the goods or services instead of paying with or using the equity instrument.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

5.      New Authoritative Accounting Guidance

As discussed in Note 4 - Significant Accounting Policies, on July 1, 2009, the Accounting Standards Codification (“ASC”) became FASB’s officially recognized source of authoritative U.S. generally accepted accounting principles applicable to all public and non-public non-governmental entities, superseding existing FASB, AICPA, EITF and related literature. Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All other accounting literature is considered non-authoritative. The switch to the ASC affects the away companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

FASB ASC Topic 260, “Earnings Per Share.” On January 1, 2009, the Company adopted new authoritative accounting guidance under FASB ASC Topic 260, “Earnings Per Share,” which provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.

FASB ASC Topic 820, “Fair Value Measurements and Disclosures.” New authoritative accounting guidance under ASC Topic 820,”Fair Value Measurements and Disclosures,” affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell the asset in an orderly transaction, and clarifies and includes additional factors for determining whether there has been a significant decrease in market activity for an asset when the market for that asset is not active. ASC Topic 820 requires an entity to base its conclusion about whether a transaction was not orderly on the weight of the evidence. The new accounting guidance amended prior guidance to expand certain disclosure requirements. The Company adopted the new authoritative accounting guidance under ASC Topic 820 during the first quarter of 2009. Adoption of the new guidance did not significantly impact the Company’s consolidated financial statements.

Further new authoritative accounting guidance (Accounting Standards Update No. 2009-5) under ASC Topic 820 provides guidance for measuring the fair value of a liability in circumstances in which a quoted price in an active market for the identical liability is not available. In such instances, a reporting entity is required to measure fair value utilizing a valuation technique that uses (i) the quoted price of the identical liability when traded as an asset, (ii) quoted prices for similar liabilities or similar liabilities when traded as assets, or (iii) another valuation technique that is consistent with the existing principles of ASC Topic 820, such as an income approach or market approach. The new authoritative accounting guidance also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The forgoing new authoritative accounting guidance under ASC Topic 820 will be effective for the Company’s consolidated financial statements beginning October 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 825 “Financial Instruments.” New authoritative accounting guidance under ASC Topic 825,”Financial Instruments,” requires an entity to provide disclosures about the fair value of financial instruments in interim financial information and amends prior guidance to require those disclosures in summarized financial information at interim reporting periods.

FASB ASC Topic 855, “Subsequent Events.” New authoritative accounting guidance under ASC Topic 855, “Subsequent Events,” establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. ASC Topic 855 defines (i) the period after the balance sheet date during which a reporting entity’s management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) the disclosures an entity should make about events or transactions that occurred after the balance sheet date. The new authoritative accounting guidance under ASC Topic 855 became effective for the Company’s financial statements for periods ending after June 15, 2009 and did not have a significant impact on the Company’s consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

5.   New Authoritative Accounting Guidance (Continued)

Management does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have an effect on the accompanying consolidated financial statements.

6.    Property and Equipment

Property and equipment consists of the following:

	September30,	December 31,		Estimated
	2009	2008	2007	Useful Lives
	[Unaudited]

Computer Equipment	$61,591	$17,590	$6,163	5 years
Furniture and Fixtures	103,605	30,714	--	7-10 years
Software	32,958	13,990	--	3-5 years
Total	198,154	62,294	6,163
Less: Accumulated Depreciation
And Amortization	(23,384)	(8,415)	(455)
	$174,770	$53,879	$5,708

Depreciation and amortization expense for the nine months ended September 30, 2009 and 2008 and the years ended December 31, 2008 and 2007 is $14,969, $5,714, $7,960 and $455, respectively.

7.      Intangible Asset

	September 30,	December 31,
	2009	2008	2007
	[Unaudited]

Website development	$90,000	$--	$--
Less: accumulated depreciation	(1,607)	--	--
Net	$88,393	$--	$--

Amortization expense in the nine months ended September 30, 2009 is $1,607.

Estimated amortization expense for the next five years is as follows:

September 30,
2010	$12,900
2011	12,900
2012	12,900
2013	12,900
Thereafter	23,893
$88,393

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

8.    Deferred Financing Costs

In connection with various debt financings, the Company has incurred financing costs in the amount of $7,042,218.  These costs have been deferred and are being amortized to interest expense using the effective interest method.

The remaining deferred financing costs at September 30, 2009 will be amortized based on the terms of the debt instruments:

Year Ended September 30,
2010	$875,844
2011	1,958,975
2012	1,576,491

Total	$4,411,310

9.    Notes Payable

Notes payable consists of the following:

	September 30,	December 31,
	2009	2008	2007
	[Unaudited]

Note payable – noninterest bearing
originally maturing August 15, 2006,
past due and due on demand	$124,251	$124,251	$124,251
Notes payable – others
noninterest bearing due on demand	108,740	356,732	356,732

	$232,991	$480,983	$480,983

10. Debentures Payable

In connection with the spin-off of the Company from its previous owner in February 2005, we assumed two 8% Series SPA Senior Subordinated Convertible Redeemable Debentures (“Debentures”) in the amount of $124,000.

The Debentures were convertible into shares of the Debenture issurer’s common stock.  Both Debentures were to be incorporated into the October and November 2006 restructuring and mutual release agreements with our original pre-merger shareholders (see Note 12).  However, only the holder of the $100,000 Debenture was identified by name in such agreements.  As a result, we reserved an amount of $25,680, the $24,000 Debenture plus accrued interest through the date of the mutual release agreement, as a current liability.

11.  Convertible Debt

In February 2008 through May 2008, we issued $2,075,500 of our 10% promissory convertible notes (“Old Notes”). The notes are convertible into shares of our common stock at $5.00 per share at any time prior to maturity.  Interest on the notes at 10% per annum is payable at such time the notes are converted and/or at such time the notes are due and payable in cash and/or in shares of our common stock at the option of the noteholder. The notes are due on the earlier of 6 months from the date of issuance or upon our raising of private financing in the aggregate of $1,000,000.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

11.  Convertible Debt (Continued)

In accordance with FASB ASC Topic No. 470-20 “Debt with Conversion and Other Options”, we recognized an imbedded beneficial conversion feature present in the convertible notes resulting in the recognition of $207,544 as debt discount and additional paid-in-capital, which is equal to the intrinsic value of the imbedded beneficial conversion feature.  The debt discount is being amortized over the six month maturity period of the notes as interest expense using the effective interest method.  Amortization of $207,544 was charged to operations in 2008.  In November 2008, four note holders converted $22,000 in debt into 4,400 shares of common stock.  At December 31, 2008, the convertible notes outstanding aggregated $2,053,500.

We incurred professional fees and commissions in the issuance of our promissory convertible notes for which we paid cash of $506,650 and issued 5 year warrants to acquire 59,653 shares of our common stock at $5.50 per share.  The fair value of the warrants, using the Black-Scholes pricing model, was $256,157 (see Note 12).  The fees and commissions and the fair value of the warrants are being amortized over the six month life of the debt using the effective interest method.

In March 2009, the Company, with assistance from John Thomas Financial, Inc. (“John Thomas”), entered into amendment agreements (the “Note Extensions”) with holders of $1,778,500 principal amount of the Old Notes, pursuant to which the holders agreed to extend the maturity date of the Old Notes until March 31, 2010 in exchange for the interest on the Old Notes being increased to 18% and the issuance of an additional 433,041 shares of common stock, valued at $433,041 and accounted for as financing costs.  The holders also waived all defaults under the Old Notes that existed or which might be otherwise triggered by the terms of the 2009 Senior Secured Private Placement (the “April 2009 Offering“), as defined below. The Company paid John Thomas $100,000 upon closing of the April 2009 Offering as a fee for assisting in the extension of the Old Notes.  The 433,041 shares issued in connection with the Note Extensions are entitled to registration rights under the Registration Rights Agreement, as defined below. The Company paid the holders of Old Notes who did not participate in the Note Extensions principal in the amount of $275,000 and accrued interest of $27,500.

In connection with the April 2009 Offering, the holders of Old Notes were given the right to convert Old Note principal and accrued interest into Senior Notes, as defined below in the April 2009 Offering. Effective April 21, 2009, the holders of $1,678,500 principal amount of the Old Notes converted their notes and accrued interest of $350,764 into $2,029,264 of Senior Notes. The Company paid the holders of Old Notes who did not participate in the conversion principal in the amount of $100,000 and accrued interest of $21,329.

On October 31, 2008, we executed an 18% convertible note with an individual in the amount of $250,000. The principal and interest are payable six months from the date executed. As an additional inducement, the note holder was issued 50,000 shares of our common stock valued at $275,000. The note holder has the right to convert the principal amount of the note into shares of our common stock at a rate of $5.00 per share at any time prior to maturity.  We recognized a debt discount and an imbedded beneficial conversion feature in the amount of $250,000 and stock-based compensation expense of $25,000 on the common shares issued and convertible feature which we recorded as debt discount and additional paid-in capital. The debt discount is being amortized over the six-month maturity period of the note as interest expense. At December 31, 2008, the amount outstanding was $83,339, net of unamortized debt discount of $166,661. At September 30, 2009, the amount outstanding is $250,000 and the note is past due and due on demand.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

11.  Convertible Debt (Continued)

On December 31, 2008, the Company entered into a financing transaction (the “2008 Financing”) with John Thomas Bridge & Opportunity Fund, L.P. (“JTBO”), pursuant to which the Company issued a secured convertible note (the “2008 Bridge Note”) in the face amount of $740,000 (the proceeds of which were not received until January 2009) and 750,000 shares of Common Stock (the “2008 Bridge Shares”) to JTBO in exchange for $750,000.  The 2008 Bridge Note accrues interest at the rate of 14% per annum, which is payable on the first day of each month starting February 1, 2009.  The 2008 Bridge Note matures on the earlier of: a) August 31, 2009; b) the third business day after the Company receives gross proceeds of $3,000,000 from one or more financings; or c) upon an event of default.  We recognized a debt discount and an imbedded beneficial conversion feature in the amount of $740,000 and stock-based compensation expense of $3,375,000 on the common shares issued and convertible feature which we recorded as debt discount and additional paid-in capital. The debt discount is being amortized over the maturity period of the note as interest expense. The principal balance of $740,000 and accrued interest of $25,857 were paid from the proceeds of the April 2009 Offering, as discussed below.

In connection with the 2008 Financing, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”), as amended on May 29, 2009 and March 17, 2009, providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the 2008 Bridge Shares and the shares issuable upon conversion of the 2008 Bridge Note.  The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than 120 days after the filing of the Registration Statement and to ensure that the registration statement remains in effect until all of the registrable shares have been sold or are eligible to be sold under Rule 144.  In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the Securities and Exchange Commission no later than March 31, 2009, or if the Registration Statement is not declared effective by the effective deadline, it is required pay to JTBO, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, shares of our common stock equal to 2% of our fully diluted common stock.

The Company analyzed the registration rights agreements for derivative accounting consideration under FASB ASC Topic 819. We determined that derivative accounting is not applicable for these registration rights agreements.

In connection with the 2008 Financing, the Company executed a security agreement (the “First Security Agreement”) in favor of JTBO granting it a first priority security interest in all of the Company’s goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.  The Security Agreement states that if an event of default occurs under Financing documents, JTBO has the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

The Company paid a finder’s fee of $97,500 to John Thomas in connection with the 2008 Financing and also issued 500,000 shares of common stock valued at $2,750,000 to John Thomas with piggyback registration rights.

If an event of default occurs under the 2008 Bridge Note, JTBO also has the option to convert the 2008 Bridge Note into shares of the Company’s Common Stock equal to 51% of the Company’s issued and outstanding shares of Common Stock on a fully diluted basis.  Events of default under the 2008 Bridge Note include: a) failure to pay interest or principal under the Bridge Note when due; b) a material breach in any representation or warranty by the Company in the 2008 Financing documents; c) the Company fails to perform any covenant in the 2008 Financing documents when required; d) bankruptcy or insolvency; e) the Company defaults on indebtedness in excess of $75,000; f) the Company defaults on any contractual obligation in excess of $75,000; or g) a judgment is obtained against the Company for an amount in excess of $75,000.

On February 18, 2009, the JTBO 2008 Financing was amended as to certain rights and JTBO was issued 1,500,000 shares of company common stock valued at $1,500,000.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

11.  Convertible Debt (Continued)

On February 25, 2009, the Company entered into a second series of transactions (the “Second Financing”) with JTBO, pursuant to which the Company issued a secured convertible note (the “Second Bridge Note”) in the face amount of $195,000 and 750,000 shares of Common Stock (the “Second Bridge Shares”) to JTBO in exchange for $200,000.  The Second Bridge Note accrues interest at the rate of 20% per annum, which is payable on the first day of each month starting March 1, 2009.  The Second Bridge Note matures on the earlier of: a) August 31, 2009; b) the business day after the Company receives gross proceeds of $1,000,000 from one or more financings; or c) upon an event of default. We recognized a debt discount and an imbedded beneficial conversion feature in the amount of $195,000 and stock-based compensation expense of $550,000 on the common shares issued and convertible feature which we recorded as debt discount and additional paid-in capital. The debt discount is being amortized over the maturity period of the note as interest expense using the effective interest method. The principal balance of $195,000 and accrued interest of $3,740 were paid from the proceeds of the April 2009 Offering, as defined below.

If an event of default occurs under the Second Bridge Note, JTBO also has the option to convert the Second Bridge Note into shares of the Company’s Common Stock equal to 75% of the Company’s issued and outstanding shares of Common Stock on a fully diluted basis.  Events of default under the Second Bridge Note include: a) failure to pay interest or principal under the Second Bridge Note when due; b) a material breach in any representation or warranty by the Company in the Second Financing documents; c) the Company fails to perform any covenant in the Second Financing documents when required; d) bankruptcy or insolvency; e) the Company defaults on indebtedness in excess of $75,000; f) the Company defaults on any contractual obligation in excess of $75,000; or g) a judgment is obtained against the Company for an amount in excess of $75,000.

The Company paid a finder’s fee of $26,000 to John Thomas in connection with the Second Financing and issued 200,000 shares of common stock valued at $200,000.

In connection with the Second Financing, the Company also entered into a registration rights agreement (the “Second Registration Rights Agreement”) , as amended on May 29, 2009 and March 17, 2009,  providing for the filing of a registration statement (the “Second Registration Statement”) with the Securities and Exchange Commission registering the Second Bridge Shares and the shares issuable upon conversion of the Second Bridge Note.  The Company is obligated to use its best efforts to cause the Second Registration Statement to be declared effective no later than 120 days after the filing of the Second Registration Statement and to insure that the registration statement remains in effect until all of the registrable shares have been sold or are eligible to be sold under Rule 144.  In the event of a default of its obligations under the Second Registration Rights Agreement, including its agreement to file the Second Registration Statement with the SEC the earlier of (i) 30 days from the end of the Offering Period or (ii) July 1, 2009,or if the Second Registration Statement is not declared effective by the effective deadline, it is required pay to JTBO, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, shares of our Common Stock equal to 2% of our fully diluted Common Stock. In connection with the amendment, the Company is required to pay JTBO $5,000 upon the maturity of the Second Bridge Note.

In connection with the Second Financing, the Company executed an amendment to the First Security Agreement in favor of JTBO granting it a first priority security interest in all of the Company’s goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.

On March 19, 2009, the Company entered into a third series of transactions (the “Third Financing”) with JTBO, pursuant to which the Company issued a secured note (the “Third Bridge Note”) in the face amount of $63,999 and 100,000 shares of Common Stock (the “Third Bridge Shares”) to JTBO in exchange for $64,999.  The Third Bridge Note accrues interest at the rate of 20% per annum, which is payable on the first day of each month starting April 1, 2009.  The Third Bridge Note matures on the earlier of: a) August 31, 2009; b) the business day after the Company receives gross proceeds of $1,000,000 from one or more financings; or c) upon an event of default.  We recognized a debt discount and an imbedded beneficial conversion feature in the amount of $63,999 and stock-based compensation expense of $35,001 on the common shares issued and convertible feature which we recorded as debt discount and additional paid-in capital. The debt discount is being amortized over the maturity period of the note as interest expense. The principal balance of $63,999 and accrued interest of $456 were paid from the proceeds of the April 2009 Offering, as defined below.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

11.  Convertible Debt (Continued)

The Company paid a finder’s fee of $8,450 to John Thomas in connection with the Third Financing.

In connection with the Third Financing, the Company also entered into a registration rights agreement (the “Third Registration Rights Agreement”), as amended on May 29, 2009 providing for the filing of a registration statement (the “Third Registration Statement”) with the SEC registering the Third Bridge Shares.  The Company is obligated to use its best efforts to cause the Third Registration Statement to be declared effective no later than 120 days after the filing of the Third Registration Statement and to insure that the registration statement remains in effect until all of the registrable shares have been sold or are eligible to be sold under Rule 144.  In the event of a default of its obligations under the Third Registration Rights Agreement, including its agreement to file the Third Registration Statement with the SEC the earlier of (i) 30 days from the end of the Offering Period or (ii) July 1, 2009,or if the Third Registration Statement is not declared effective by the effective deadline, it is required pay to JTBO, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, shares of our Common Stock equal to 2% of our fully diluted Common Stock.

In connection with the Third Financing, the Company executed an amendment to the First Security Agreement in favor of JTBO granting it a first priority security interest in all of the Company’s goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.

On May 29, 2009, the Company and JTBO executed an amendment agreement which amended the previous registration rights agreements to extend the final deadline for filing the related registration statements to July 29, 2009.  The Company paid JTBO a fee of $24,000 and issued 600,000 shares of common stock valued at $600,000 as consideration under the agreement.

2009 Senior Secured Private Placement (“April 2009 Offering”)

In April 2009, we sold $11,999,981 principal amount of secured convertible notes, or the Senior Notes, to approximately 120 accredited investors and non-U.S. persons.  In addition, Old Notes and accrued interest in the amount of $2,029,264 were exchanged for Senior Notes effective April 21, 2009. The Senior Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into units, or the Senior Units, at a conversion price of $1.00 per Senior Unit. Each Senior Unit consists of (i) one share of our common stock and (ii) a common stock purchase warrant to purchase one share of our common stock, exercisable for a period of five years at an exercise price of $1.50 per share, or the Senior Warrants. We valued an imbedded beneficial conversion feature in the amount of $14,029,245 at the inception of the notes. Upon conversion of any Senior Note by the noteholder, we will recognize a pro rata share of the value of the imbedded beneficial conversion feature as interest expense with an offset to additional paid in capital.

In connection with this offering, we paid John Thomas $1,808,448 for fees and expenses, issued to John Thomas 500,000 shares of our common stock valued at $500,000 and issued warrants to purchase 2,805,849 shares of common stock to John Thomas and its employees valued at $1,458,196.  In addition, we and John Thomas entered into a two year financial consulting agreement whereby John Thomas received 2,400,000 shares of our common stock valued at $2,400,000 and will receive monthly payments of $15,000 for total payments of $360,000.

The Senior Notes will automatically convert into Senior Units if we attain 500,000 new revenue-generating subscribers at more than $25 per year and we are cash flow positive within 18 months after April 1, 2009, or the Conditions. The interest on the Senior Notes will be payable quarterly in arrears and will be payable, at our option, in cash or Senior Units, at a price of $1.00 per Senior Unit.  The Senior Notes contain customary weighted-average anti-dilution protection.

The Senior Warrants are exercisable for a period of five years at an exercise price of $1.50 per share.  The Senior Warrants contain customary weighted-average anti-dilution protection. The Senior Warrants will be exercisable on a cashless basis any time 150 days after April 29, 2009 if a registration statement registering for resale the common stock issuable upon exercise of the Senior Warrants is not effective.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

11.  Convertible Debt (Continued)

In connection with this offering, we granted each investor registration rights.  We are obligated to use our best efforts to cause a registration statement registering for resale the common stock included in the Senior Units, the common stock underlying the Senior Warrants included in the Senior Units and the warrants issued to John Thomas and its employees to be filed no later than 60 days from April 29, 2009 and must be declared effective no later than 90 days from the date that the registration statement is filed.  Moreover, we are required to ensure that the registration statement remains in effect until the earlier of two years from April 29, 2009 or the sale of all the securities registered thereunder.  If we fail to comply with the registration statement filing or effective date requirements, we are required to pay the investors a fee equal to 2.0% of our issued and outstanding common stock, on a fully-diluted basis, for each 30-day period of delay.

Pursuant to a security agreement, or the Senior Security Agreement, between us and Hudson Asset Partners, LLC, acting as a collateral agent, or the Collateral Agent, we granted the investors a first priority security interest in all of our assets, including but not limited to goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.  In addition, pursuant to a control account agreement, or the Control Account Agreement, among us, the Collateral Agent and Signature Bank, as depository, we deposited $1,600,000 of the proceeds from the Senior Notes, and we are obligated to deposit 5% of our future gross revenues into a cash collateral account for security on the repayment of the Senior Notes on a quarterly basis until such time as the Senior Notes are all repaid or converted. The Senior Notes prohibit us from issuing other debt on a parity with or senior to the Senior Notes.

In addition, our former CEO pledged 13,814,000 shares of common stock valued at $13,814,000 for the benefit of holders of the Senior Notes. The shares will be released from the pledge if we achieve the Conditions.  If the Conditions are not met, the shares will be distributed pro rata to the then holders of the Senior Notes, and the Senior Notes will remain outstanding.  The value of the shares is being amortized over the eighteen month period in which we have to achieve the Conditions as stock-based compensation.  Expense in the nine months ended September 30, 2009 is $4,604,667.

2009 Subordinated Secured Private Placement (“June 2009 Offering”)

On June 30, 2009, we sold $1,542,600 principal amount of subordinated secured convertible notes, or the Subordinated Notes, to 26 accredited investors and non-U.S. persons.  The Subordinated Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into units, or the Subordinated Units, at a conversion price of $1.00 per Subordinated Unit. Each Subordinated Unit consists of (i) one share of our common stock and (ii) three common stock purchase warrants to purchase three shares of our common stock, exercisable for a period of five years at an exercise price of $1.50 per share, or the Subordinated Warrants. We valued an imbedded beneficial conversion feature in the amount of $1,542,600 at the inception of the notes. Upon conversion of any Subordinated Note by the noteholder, we will recognize a pro rata share of the value of the imbedded beneficial conversion feature as interest expense with an offset to additional paid in capital.

In connection with this offering, we paid John Thomas $200,538 for fees and expenses and issued warrants to purchase 308,520 shares of common stock to John Thomas and its employees valued at $184,532.

The Subordinated Notes will automatically convert into Subordinated Units if we achieve the Conditions. The interest on the Subordinated Notes will be payable quarterly in arrears and will be payable, at our option, in cash or Subordinated Units, at a price of $1.00 per Subordinated Unit.  The Subordinated Notes contain customary weighted-average anti-dilution protection.

The Subordinated Warrants are exercisable for a period of five years at an exercise price of $1.50 per share.  The Subordinated Warrants contain customary weighted-average anti-dilution protection. The Subordinated Warrants will be exercisable on a cashless basis any time 150 days after June 30, 2009 if a registration statement registering for resale the common stock issuable upon exercise of the Subordinated Warrants is not effective.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

11.  Convertible Debt (Continued)

In connection with this offering, we granted each investor registration rights.  We are obligated to use our best efforts to cause a registration statement registering for resale the common stock included in the Subordinated Units, the common stock underlying the Subordinated Warrants included in the Subordinated Units and the warrants issued to John Thomas and its employees to be filed no later than 60 days from June 30, 2009 and must be declared effective no later than 90 days from the date that the registration statement is filed.  Moreover, we are required to ensure that the registration statement remains in effect until the earlier of two years from June 30, 2009 or the sale of all the securities registered thereunder.  If we fail to comply with the registration statement filing or effective date requirements, we are required to pay the investors a fee equal to 2.0% of our issued and outstanding common stock, on a fully-diluted basis, for each 30-day period of delay.

Pursuant to a security agreement, or the Subordinated Security Agreement, between us and the Collateral Agent, we granted the investors a second priority security interest in all of our assets, including but not limited to goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.  The security interest for the holders of the Subordinated Notes will be subordinate to the security interest granted to the holders of the Senior Notes.

In September 2009, in connection with the JTBO registration rights agreement and the registration rights granted to the investors in the April 2009 offering and June 2009 offering, the Company issued 6,899,771 shares of common stock valued at $6,899,771 and realized a share liability of $7,543,978 for the issuance of 7,543,978 shares of common stock.  The amount of $14,443,749 has been recorded as share based financing costs.

12.  Stockholders’ Equity

We are authorized to issue 200,000,000 shares of common stock, par value $.0001 per share and 5,000,000 shares of preferred stock, par value $0.0001 per share. At September 30, 2009, December 31, 2008 and December 31, 2007 there were 33,614,963, 3,390,522 and 2,071,078 common shares issued and outstanding, respectively. 34,278,890 and 460,700 common shares are reserved for issuance for convertible debt (including associated warrants) as of September 30, 2009 and December 31, 2008, respectively.  An additional 3,555,250 and 109,653 common shares are reserved for issuance for outstanding purchase warrants as of September 30, 2009 and December 31, 2008, respectively. At December 31, 2007 there were 100 shares of Series B Preferred Stock issued and outstanding. At September 30, 2009 and December 31, 2008 there were no preferred shares issued and outstanding.

In September 2005, we sold 2,434 shares of our common stock at $23.80 per share to two of our then current stockholders for total consideration of $58,000.

In February 2006, we sold 420 shares of our common stock to two unrelated individuals at $23.80 per share for total consideration of $10,000. We also issued 524 shares of our common stock valued at $12,500 to an individual for consulting services rendered.

In April 2006, we sold 420 shares of our common stock to two unrelated individuals at $23.80 per share for total consideration of $10,000.

In May 2006, we issued 1,049 shares of our common stock as compensation to our then President valued at $23.80 per share for total consideration of $25,000. In June 2006, we issued 420 shares of our common stock to an unrelated party for public relation services. The shares were valued at $23.80 per share for total compensation of $10,000.

In August 2006, we sold 1,091 shares of our common stock to an unrelated individual at $23.80 per share for total consideration of $25,993. We also issued 262 shares of our common stock to the same individual and 2,622 shares of our common stock to two other unrelated parties for consulting services rendered. The 2,884 common shares were valued at $23.80 per share for total consideration of $68,730.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

12.  Stockholders’ Equity (Continued)

In October 2006, we issued 9,686 shares of our common stock to a current stockholder for the reimbursement of his payment of Company expenses. The shares were valued at $23.80 per share for total consideration of $230,879. We sold 63 shares of our common stock to an individual at $23.80 per share for total proceeds of $1,500.

In October and November of 2006, through mutual release agreements, three of our original pre-merger shareholders and one officer/director divested their holdings in the Company. As a result of the mutual release agreements, the individuals and their affiliates returned 2,009 shares of our common stock back to us, sold 197,276 shares of our common stock to our then current CEO/Chairman for a nominal amount and released us of all actual and potential claims. We issued non-interest bearing promissory notes in the amount of $319,394 in consideration of the common stock returned and the release of loans and convertible notes payable.

We entered into a two year consulting agreement on December 1, 2006. As part of the compensation for services, the consultant is to receive an aggregate of 8,915 shares of our common stock.  In May 2007, per the terms of our agreement with our investment advisor (see below), we ultimately issued 85,000 shares of our common stock to the consultant. The fair value of the shares issued of $318,750 was charged to operations in May 2007.

In January 2007, we sold 3,146 shares of our common stock to an unrelated individual at $23.80 per share for total proceeds of $75,000. In April 2007, we sold 42 shares of our common stock to an unrelated individual at $23.80 per share for total proceeds of $1,000. In April and May 2007, we issued 420 and 501 shares, respectively, of our common stock to five individuals for consulting services rendered. The common shares were valued at $23.80 per share for total consideration of $10,000 and $11,934, respectively.

In May 2007, we effected a reverse stock split of our common stock whereas approximately each 9.58 shares of common stock was converted into 1 share of common stock (rounding up for fractional shares).

In May 2007, we filed a Certificate of Designation for our Series A Convertible Preferred Stock and exchanged 316,605 shares of our common stock owned by our then current Chief Executive Officer and Chairman (“CEO”) into 12,000 shares of Series A Convertible Preferred Stock. The preferred shares were convertible and were converted into 1,200,000 shares of post-reverse shares of our common stock in May 2007.

In May 2007, we filed a Certificate of Designation for our Series B Preferred Stock and issued 100 shares to our then current CEO. The Series B Preferred Stock is non-convertible and provides 80% voting control of the Company. In December 2008, based on representations made by our then current CEO, the Series B Preferred Stock was cancelled.

In May 2007, we commenced a rights offering with our then current shareholders (excluding our then current CEO) to enable them to purchase shares of our common stock at $0.20 per share. In connection with the offering we sold 151,939 shares of our common stock and received proceeds of $30,388.

In May 2007, we engaged an investment advisor and issued 50,363 shares of our common stock valued at $188,861 for an initial investment banking fee. We also issued 85,000 and 25,000 shares of our common stock valued at $318,750 (discussed above) and $93,750, respectively, to two consultants.

In May 2007, we issued 29,321 shares of our common stock to several individuals and stockholders for services rendered. The shares were valued at $3.75 per share for total consideration of $109,953.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

12.  Stockholders’ Equity (Continued)

In July 2007, we commenced a private placement offering of our equity securities which was completed in September 2007 (the “2007 private placement offering”).  The 2007 private placement offering was through the sale of equity units (the “2007 Units”) with each 2007 Unit consisting of 10,000 shares of our common stock at a purchase price of $3,750 per unit.  We sold approximately 27.5 of the 2007 Units, issuing a total of 274,806 shares of our common stock. We received gross proceeds of $1,030,500 and incurred offering costs of $194,270. We paid $50,000 and issued 10 year warrants, which expire on August 1, 2017, to acquire 50,000 shares of our common stock at $0.10 per share on a cashless basis as additional compensation to our investment advisor.  The fair value of the warrants utilizing the Black-Scholes pricing model was $184,539.

In February 2008, we entered into an employment agreement with our Senior Vice President.  We issued 10,000 shares of our common stock per the agreement valued at $5.00 per share for total consideration of $50,000.

From February 2008 through May 2008, we issued convertible debt with beneficial conversion features valued at $207,543 [See Note 10].

In March 2008, we issued 20,000 shares of our common stock for investment banking services.  The shares were valued at $5.00 per share for total consideration of $100,000.

In April 2008, we issued warrants for financing valued at $256,157 [See Note 11].

During 2006, we issued shares of our common stock valued at $230,879 to a current stockholder for the reimbursement of Company expenses paid by him.  Certain of those expenses, valued at $139,780, were attributable to our then current CEO for periods prior to the inception of the Company. In August 2008, the then current CEO returned 27,956 shares of our common stock having the same value owned directly by him back to the Company.

In September 2008, we issued 13,000 shares of our common stock to a consultant for advisory and business development services.  The shares were valued at $5.50 per share for total consideration of $71,500.

In October 2008, we issued 50,000 shares of common stock per a convertible debt agreement with debt discount and beneficial conversion feature in the amount of $275,000 [See Note 11].

In November 2008, four convertible note holders converted $22,000 in debt into 4,400 shares of our common stock.

In December 2008, through a financial agreement with JTBO we sold 750,000 shares of common stock.  The shares were valued at $5.50 per share for total consideration of $4,125,000 [See Note 11].

In December 2008, we issued 500,000 shares of our common stock to John Thomas for investment banking services.  The shares were valued at $5.50 per share for total consideration of $2,750,000.

In February 2009, through a financial agreement with JTBO we issued 750,000 shares of common stock for cash, services, and debt discount.  We also issued 1,500,000 shares of common stock as consideration for an amendment agreement.  All of the shares were valued at $1.00 per share for total consideration of $750,000 and $1,500,000, respectively [See Note 11].

In February 2009, we issued 550,000 and 200,000 shares of our common stock to John Thomas for investment banking services.  The shares were valued at $1.00 per share for total consideration of $550,000 and $200,000, respectively.

In February 2009, we issued 13,814,000 shares of our common stock to our then current CEO per an employment agreement. Such shares were pledged and held in escrow for the benefit of our former CEO or the holders of the Senior Notes [See Note 11].  Amortization of share-based compensation in the nine months ended September 30, 2009 was $4,604,667.  The unamortized portion of the shares was $9,209,333 as of September 30, 2009.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

12.  Stockholders’ Equity (Continued)

In March 2009, through a financial agreement with JTBO we issued 100,000 shares of common stock for cash, services, and debt discount.  The shares were valued at $1.00 per share for total consideration of $100,000 [See Note 11].

In March 2009, we issued 433,041 shares of our common stock valued at $433,041 to the holders of Old Notes for their Note Extensions [See Note 11].

In April 2009, we issued 500,000 shares and 250,000 shares of our common stock, valued at $500,000 and $250,000, to our investment banker and legal counsel for fees in relation to our April 2009 Offering. In April 2009, we issued 2,400,000 shares of our common stock valued at $2,400,000 to our investment banker per a financial consulting agreement [see Note 11].

In April 2009, we issued 250,000 shares of our common stock to each of our nine Board of Director members for their services to the Company. The 2,250,000 shares of common stock are valued at $2,250,000.

In April 2009, we issued three year warrants to purchase 200,000 shares of our common stock at $1.50 per share for consulting services in the amount of $91,722.

In April 2009, we issued five year warrants to purchase 2,409,448 shares of our common stock at $1.50 per share for investment banking services valued at $1,458,196 [See Note 11].

In May 2009, per an amendment agreement with JTBO we issued 600,000 shares of common stock valued at $600,000 [see Note 11].

In June 2009, we issued five year warrants to purchase 308,520 shares of our common stock at $1.50 per share for investment banking services in the amount of $184,532 [See Note 11].

In July 2009, we issued 527,629 shares of our common stock and five year warrants to purchase 527,576 shares of our common stock at $1.50 per share value at $527,629 for accrued interest expense on the Senior Notes.

In September 2009, we issued 6,899,771 shares of our common stock valued at $6,899,771 in connection with certain registration rights agreement [See Note 11].

In February through September 2009, we incurred expense of $71,355 related to warrants to be issued for consulting services rendered per a service agreement.

The fair value of all the warrants issued for services is being charged to operations over the service periods of the periods the warrants vest as applicable.  Amortization of the fair values charged to operations as determined by the Black-Scholes pricing model was $163,127 in the nine months ended September 30, 2009 and $184,539 in the year ended December 31, 2007.  The fair value of the warrants issued for financing costs [See Note 11] of $1,642,728 and $256,157 in the nine months ended September 30, 2009 and the year ended December 31, 2008 is amortized over the life of the related debt. Warrants have cashless exercise provisions as defined in the warrants.

The fair value of each warrant is estimated on the date of grant using the Black-Scholes pricing model.  The following assumptions were made in estimating fair value:

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

12.           Stockholders’ Equity (Continued)

	September 30, 2009	December 31, 2008	December 31, 2007

Dividend Yield	--%	--%	--%
Risk-Free Interest Rate	0.89% - 2.54%	3.50%	3.5%
Expected Life	1.5 - 2.5 Years	5 Years	10 Years
Expected Volatility	120.33%-125.08%	105.2%	114.9%

The following table summarizes the warrants outstanding.

	September 30, 2009		December 31, 2008		December 31, 2007
	[Unaudited]
		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price
Outstanding at:
Beginning	109,653	$3.04	50,000	$0.10	--	--
Granted	3,445,597	$1.50	59,653	$5.50	50,000	$0.10
Expired/Cancelled	--	--	--	--	--	--

Outstanding at end	3,555,250	$1.55	109,653	$3.04	50,000	$0.10

The following table summarizes information about stock warrants outstanding as of September 30, 2009 and December 31, 2008 and 2007:

September 30, 2009 [Unaudited]

	Warrants Outstanding			Exercisable
		Weighted-
		Average
		Remaining	Weighted		Weighted
		Contractual	Average		Average
	Number	Life	Exercise	Number	Exercisable
Exercise Price	Outstanding	(in Years)	Price	Exercise	Price

$0.10	50,000	7.83	$0.10	50,000	$0.10
$5.50	59,653	3.54	$5.50	59,653	$5.50
$1.50	3,445,597	4.50	$1.50	3,445,597	$1.50

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

12.           Stockholders’ Equity (Continued)

December 31, 2008

	Warrants Outstanding			Exercisable
Weighted-
Average
		Remaining	Weighted		Weighted
		Contractual	Average		Average
	Number	Life	Exercise	Number	Exercisable
Exercise Price	Outstanding	(in Years)	Price	Exercise	Price

$0.10	50,000	8.58	$0.10	50,000	$0.10
$5.50	59,653	4.29	$5.50	59,653	$5.50

December 31, 2007

	Warrants Outstanding			Exercisable
Weighted-
Average
		Remaining	Weighted		Weighted
		Contractual	Average		Average
	Number	Life	Exercise	Number	Exercisable
Exercise Price	Outstanding	(in Years)	Price	Exercise	Price

$0.10	50,000	9.58	$0.10	50,000	$0.10

At September 30, 2009 and December 31, 2008 and 2007, the weighted-average exercise price of all warrants was $1.55, $3.04 and $0.10, respectively, and the weighted-average remaining contractual life was 4.53 years, 6.26 years and 9.58 years, respectively.

13.           Income Taxes

We have approximately $4,119,000 of capitalized pre-operating costs that have not been deducted for tax purposes at December 31, 2008.  Those deductions will be amortized in the 180-month period following the commencement of operations.

The deferred tax asset, related primarily to these future deductions, totals approximately $1,376,000 at December 31, 2008.  As the effective utilization of this deferred tax asset is dependent on future taxable income, a valuation allowance of 100% of the deferred tax asset was recorded at September 30, 2009 and December 31, 2008 and 2007.  Management has determined that it is more likely than not that the deferred tax asset will not be realized in the future. The valuation allowance increased by approximately $8,800,000, $1,270,000 and $355,000 in the nine months ended September 30, 2009 and the years ended December 31, 2008 and 2007, respectively.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

14.  Related Party Transactions

Since inception we reimbursed our former Chairman/Chief Executive Officer (“CEO”) for Company expenses paid by him and advanced monies as available towards his accrued compensation.  On September 8, 2009, as a result of inconsistencies with several of these transactions, the Board of Directors of the Company (the “Board”) approved a resolution to terminate the then current CEO, which was effectuated in a letter sent to the then current CEO dated September 11, 2009. The Board has created a special committee of the Board to investigate these transactions. It is the Company’s belief that some of these transactions were not appropriate and is conducting an investigation and is in litigation with its former CEO. As a result, we have classified these amounts, which total $548,480, $111,626, $111,626 and $-0- for the nine months ended September 30, 2009 and 2008 and the years ended December 31, 2008 and 2007, respectively, as a component of  “General and administrative – other” in our operating expenses.

We have a consulting agreement with a member of our Board of Directors which is in the process of being finalized. We are currently paying the board member $10,000 per month for consulting services. In the nine months ended September 30, 2009, we incurred expense of approximately $70,000. There was no such expense in the nine months ended September 30, 2008 or the years ended December 31, 2008 and 2007.

During May through July 2009, we had a consulting agreement with another member of our Board of Directors.  We incurred expense of $20,000 under the agreement in the nine months ended September 30, 2009.  There was no such expense in the nine months ended September 30, 2008 or the years ended December 31, 2008 and 2007.

During 2006, we issued shares of our common stock valued at $230,879 to a current stockholder for the reimbursement of Company expenses paid by him.  Certain of those expenses, valued at $139,780, were attributable to our then current CEO for periods prior to the inception of the Company. In August 2008, the then current CEO returned 27,956 shares of our common stock having the same value owned directly by him back to the Company.

15.  Commitments and Contingencies

Employment Agreements

Effective September 1, 2005, we entered into an employment agreement with our then current Chairman/Chief Executive Officer (“then current CEO”).  The agreement provided for annual compensation of $120,000.  On January 15, 2007, the agreement was amended and annual compensation was increased to $150,000. Effective January 15, 2008, terms of the agreement were revised to provide annual compensation of $180,000 and effective January 2, 2009, terms of the agreement (the “2009 Employment Agreement”) were revised to provide annual compensation of $240,000.  Among other provisions in the 2009 Employment Agreement, the then current CEO was entitled to certain cash and stock commissions and bonuses based on future enrollment in the Company’s programs and investments in the Company, as defined in the agreement.  Pursuant to the 2009 Employment Agreement, the then current CEO was issued 13,814,000 shares of Common Stock (the “Pledged Shares”).  The then current CEO pledged the Pledged Shares as security for the repayment of the Old Notes. The Old Notes will be released from the pledge if the Company attains 500,000 new revenue-generating subscribers at more than $25 per year and the Company is cash flow positive within 18 months after closing on the Minimum Offering (the “Conditions”).  If the Conditions are not met, it will constitute an Event of Default under the Old Notes.  If the Minimum Offering, which was raised, was not raised by April 30, 2009, the Pledged Shares will be released from their pledge and escrow. The employment contract is in effect annually until terminated by the Company or CEO per the agreement. Effective September 11, 2009, the Company terminated its then current CEO [see Note 14]. The various employment agreements were effectuated by the then current CEO on behalf of the Company and are part of the Company's investigation and litigation with its former CEO.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

15.  Commitments and Contingencies (Continued)

Effective February 1, 2008, we entered into an employment agreement with our Senior Vice President (“VP”). The agreement is for a five-year period through January 31, 2013. Annual compensation under the agreement is $100,000.  The agreement includes, among other provisions, the issuance of 100,000 shares of our common stock and 50% of the net profits of certain kiosk or store locations as defined in the agreement. Additionally, we have agreed to reimburse the VP for certain obligations, as defined in the agreement, which approximate $5,000 per month. Effective May 1, 2009, annual compensation was increased to $150,000. In May and June 2009, the VP received bonuses totaling $40,000. On September 14, 2009, per an amendment to his employment agreement, the VP was promoted to the position of Chief Executive Officer (“current CEO”) [see above and Note 14]. The amendment provides for annual compensation of $250,000 and certain commissions based on paid enrollments and reimbursement of certain expenses as defined in the amendment. All other terms of the original agreement remain in effect. The amendment is in effect until January 1, 2010.

Leases

We presently lease office space and retail space in New Jersey, under non-cancellable operating lease agreements.  Rental expense for the nine months ended September 30, 2009 and 2008 and the years ended December 31, 2008 and 2007 amounted to approximately $85,000, $150,000, $279,000 and $68,000, respectively.

Commitments under the employment and lease agreements are as follows:

Year Ended December 31,	Employment	Leases
2009	$162,500	$106,287
2010	150,000	108,056
2011	150,000	109,678
2012	150,000	109,678
2013	12,500	9,140

Total	$625,000	$442,840

In July 2008, the Company entered into a one year co-branding license and sales agreement with MedeFile International, Inc. for the use of certain intellectual property of MedeFile.  The Company will pay MedeFile $5.00 for each MedeFile membership that the Company sells. MedeFile will pay the Company the difference between the amount the Company sells the MedeFile membership for and the MedeFile price. The agreement has expired and has not been renewed by the Company.

In August 2008, the Company entered into a five-year services agreement with Blinglet, Inc. to provide support for distribution of the Company’s products to mobile phones. The Company will pay Blinglet $5.00 for each mobile device that downloads, installs or subscribes to the mobile application developed by Blinglet.   The Company will pay Blinglet 17% (with a guaranteed minimum of $1.60) of the amount the Company charges a subscriber for renewal of the mobile application developed by Blinglet.  The Company guaranteed Blinglet a minimum of $50,000 within 12 months from execution of the agreement, and if that amount is not attained, the Company will pay Blinglet the difference between the amount of royalties paid and $50,000.  In April 2009, the Company issued Blinglet warrants to purchase 200,000 shares of common stock at $1.50 per share valued at $91,772. The Company and Blinglet are currently involved in cross litigation relating to the performance and payments under the terms of the agreement. Although no determination of the outcome can be made at this time, the Company believes the result will not have a material effect on its financial position or results of operations.

In September 2008, the Company entered into an agreement with a consultant to provide advisory and business development services.  Per the agreement we issued the consultant 13,000 restricted shares of our common stock.  In addition, the consultant will receive a commission of $5.00 for each subscriber enrollment or renewal as defined in the agreement.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited]

15.  Commitments and Contingencies (Continued)

Effective December 31, 2008, the Company entered into a seven year Consulting Agreement with ATB Holdings, LLC (“ATB”), an affiliate of John Thomas, pursuant to which ATB will provide business and marketing services to the Company.  The Company will pay ATB $1.00 for each new or renewal subscription to the Company’s programs in which the Company receives $25 from such new or renewal subscription.  In the event that the Company does not receive gross proceeds from this Offering of at least $3,000,000 by April 30, 2009, the consulting agreement with ATB will automatically terminate.

On February 9, 2009, a lawsuit was filed against the Company alleging that the Company (i) infringed on the trademark “Amber Alert”; (ii) infringed on ID kit and trade mark; (iii) infringed on concept the way Amber Alerts were to be communicated, through all phones, faxes, and computers including set up data bases; and (iv) identify theft of the name Amber Alert.  Plaintiff seeks $30 million dollars in damages, $300 million in punitive damages and removal of the name Amber Alert from all the Company’s business products and services. As the Company has not been served by the plaintiff within the 30-day period required by the State of Texas, the Company’s counsel has filed a motion for dismissal and is awaiting the dismissal order.

In February 2009, the Company entered into a one-year service agreement with Elite Financial Communications Group, LLC (”Elite”) for marketing services.  The Company will pay Elite $5,000 per month and issue Elite warrants to purchase 200,000 shares of common stock, with 25% of the warrants exercisable at each of 25%, 50%, 75% and 100% of the closing stock price of the Company’s common stock on the service agreement was executed, which was $1.00 per share. The value of the warrants, which is $107,032, is being expensed over the one year life of the agreement. Expense for the nine months ended September 30, 2009 is $71,355.  The warrants are to be granted piggyback registration rights and expire two years after the date of an effective registration statement registering for resale the shares issuable upon exercise of the warrants. On September 21, 2009, the Company notified Elite it was suspending the services under the agreement. The Company intends to issue the warrants by year end 2009.

In May 2009, we reached a settlement for two defaulted leases with a former landlord in the amount of $45,000 and paid the amount in full.  The amount is accrued as of December 31, 2008.

The Company has entered into several agreements effectuated by its then current CEO and is involved in several lawsuits, including one with its former CEO, arising from these agreements which are currently being contested by the Company.  Although the outcome of these procedures cannot be determined at this time, the Company believes it has valid claims and that the outcomes will be favorable.

16.  Subsequent Events

In October 2009, we entered into an agreement with a consultant to provide public relations activities on behalf of the Company.  The agreement is for one year period through October of 2010. Terms of the agreement provide for a fee of $5,000 per month for the first three months of the agreement and $6,000 per month thereafter.  In addition, production services and other expenses will be billed to the Company separately.

In October 2009, we issued 645,323 shares of our common stock and five year warrants to purchase 645,323 shares of our common stock at $1.50 per share value at $645,323 for accrued interest expense on the Senior Notes. We also issued 70,960 shares of our common stock and five year warrants to purchase 212,879 shares of our common stock at $1.50 per share valued at $70,960 for accrued interest expense on the Subordinated Notes.

In November 2009, in connection with the JTBO registration rights agreement and the registration rights granted to the investors in the April 2009 offering and June 2009 offering, the Company issued 7,543,978 shares of common stock valued at $7,543,978. The amount had been recorded as share liability at September 30, 2009.

In December 2009, in connection with the JTBO registration rights agreement and the registration rights granted to the investors in the April 2009 offering and June 2009 offering, the Company issued 8,466,787 shares of common stock valued at $8,466,787and 9,327,053 shares of common stock valued at $9,327,053 for the months of October 2009 and November 2009, respectively.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$ 5,108.76
Accounting fees and expenses	50,000.00	*
Legal fees and expenses	100,000.00	*
Miscellaneous	5,000.00	*
TOTAL	$160,108.76	*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

In January 2007, we sold 3,147 shares of common stock to an unrelated individual at $23.80 per share for total proceeds of $75,000. In April 2007, we sold 42 shares of common stock to an unrelated individual at $23.80 per share for total proceeds of $1,000. In April and May 2007, we issued 419 and 501 shares, respectively, of common stock to five individuals for consulting services rendered. The common shares were valued at $23.80 per share for total consideration of $10,000 and $11,934, respectively.

In May 2007, we issued 85,000 shares of common stock to a consultant for services rendered.

In May 2007, we effected a reverse stock split of common stock whereby approximately each 9.58 shares of common stock were converted into 1 share of common stock (rounding up for fractional shares).

In May 2007, we filed a Certificate of Designation for our Series A Convertible Preferred Stock and exchanged 316,605 shares of common stock owned by our Chief Executive Officer and Chairman into 12,000 shares of Series A Convertible Preferred Stock. The preferred shares were convertible and were converted into 1,200,000 shares of post-reverse shares of common stock in May 2007.

In May 2007, we filed a Certificate of Designation for our Series B Preferred Stock and issued 100 shares to our Chief Executive Officer and Chairman.

In May 2007, we commenced a rights offering with our then current shareholders (excluding our Chief Executive Officer and Chairman) to enable them to purchase shares of common stock at $0.20 per share. In connection with the offering, we sold 151,940 shares of common stock and received proceeds of $30,388.

In May 2007, we engaged an investment advisor and issued 50,363 shares of common stock valued at $188,861 for an initial investment banking fee. We also issued 85,000 and 25,000 shares of common stock valued at $318,750 and $93,750, respectively, to two consultants.

In May 2007, we issued 29,321 shares of common stock to several individuals and stockholders for services rendered. The shares were valued at $3.75 per share for total consideration of $109,953.

In July 2007, we commenced a private placement offering of our equity securities which was completed in September 2007 pursuant to which we sold approximately 27.5 units, with each unit consisting of 10,000 shares of common stock at a purchase price of $37,500 per unit, issuing a total of 274,806 shares of common stock. We received gross proceeds of $1,030,500 and incurred offering costs of $194,270. We paid $50,000 and issued 10 year warrants, which expire on August 1, 2017, to acquire 50,000 shares of common stock at $0.10 per share on a cashless basis as additional compensation to our investment advisor.

In February 2008, we issued 10,000 shares of our common stock per an employment agreement.

Between February and May 2008, we sold the Old Notes in the face amount of $2,075,500 to 51 accredited investors in private placement transactions pursuant to Rule 506 of Regulation D for aggregate proceeds of $2,075,500.  The Old Notes bear interest at 10% per annum, matured six months from the date of issuance, and were convertible into common stock, at the selling stockholders' option, at a rate of $5.00 per share at any time prior to the maturity date.

In March 2008, we issued 20,000 shares of our common stock for investment banking services.

In April 2008, we issued warrants to purchase 59,653 shares of our common stock at $5.50 per share in connection with a financing.

In September 2008, we issued 13,000 shares of our common stock to a consultant for advisory and business development services.

On October 31, 2008, we executed an 18% convertible note with an individual in the amount of $250,000. The principal and interest are payable six months from the date executed. As an additional inducement, the note holder was issued 50,000 shares of our common stock. The note holder has the right to convert the principal amount of the note into shares of our common stock at a rate of $5.00 per share at any time prior to maturity.

In November 2008, four convertible note holders converted $22,000 in debt into 4,400 shares of our common stock.

On December 31, 2008, and as amended February 18, 2009, we entered into a financing with JTBO, pursuant to which we issued the Bridge Note in the face amount of $740,000 and 2,250,000 shares of common stock to JTBO in exchange for $750,000.

John Thomas Financial, Inc. was issued 500,000 shares of common stock upon its retention by us in December 2008.

Pursuant to an employment agreement dated January 2, 2009, we issued 13,814,000 shares of Common Stock to Kai Patterson.

John Thomas Financial, Inc. was issued 200,000 shares of common stock for additional services rendered to us in February 2009.

On February 25, 2009, we entered into another financing with JTBO, pursuant to which we issued the Second Bridge Note in the face amount of $195,000 and 750,000 shares of common stock to JTBO in exchange for $200,000.

On March 19, 2009, we entered into another financing with JTBO, pursuant to which we issued the Third Bridge Note in the face amount of $63,999 and 100,000 shares of common stock to JTBO in exchange for $64,999.

We, with assistance from John Thomas, entered into the Note Extensions with holders of $1,778,500 principal amount of the Old Notes, pursuant to which the holders agreed to extend the maturity date of the Old Notes until March 31, 2010 in exchange for an aggregate of 433,041 shares of Common Stock.

In April 2009, we sold $11,999,980.88 in Senior Notes.  The Senior Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into the Senior Units at a conversion price of $1.00 per Senior Unit. Each Senior Unit consists of (i) one share of common stock and (ii) one Senior Warrant.  In connection with this offering, we issued to John Thomas 500,000 shares of our common stock and issued warrants to purchase 2,805,849 shares of common stock to John Thomas and its employees.  In addition, we and John Thomas entered into a two year financial consulting agreement whereby John Thomas received 2,400,000 shares of our common stock.  .

On April 21, 2009, in connection with a private placement, we reached $7 million in financing, setting the maturity date of the Old Notes at May 21, 2009.  At the final closing of the private placement, Old Notes in the face amount of $1,738,500 were outstanding. Holders of such Old Notes had until May 21, 2009 to elect to convert their Old Notes into notes from the private placement.  All of the holders of the Old Notes then outstanding elected to convert their Old Notes with the exception of holders of Old Notes in the face amount of $100,000, which we repaid. We issued Senior Notes in the principal amount of $2,029,264.49 upon exchange of Old Notes.

On April 21, 2009, the Company issued warrants to purchase 200,000 shares of Common Stock to Blinglets Incorporated.  The warrants are exercisable for three years from the date of issuance at an exercise price of $1.50 per share.

In April 2009, we sold $11,999,980.88 in Senior Notes.  The Senior Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into the Senior Units at a conversion price of $1.00 per Senior Unit. Each Senior Unit consists of (i) one share of common stock and (ii) one Senior Warrant.  In connection with this offering, we issued to John Thomas 500,000 shares of our common stock and issued warrants to purchase 2,805,849 shares of common stock to John Thomas and its employees.  In addition, we and John Thomas entered into a two year financial consulting agreement whereby John Thomas received 2,400,000 shares of our common stock.  .

In April 2009, we issued 250,000 shares of our common stock to our law firm for legal services rendered.

In April 2009, we issued to purchase 200,000 shares of our common stock for consulting services.  The warrants are exercisable for three year at $1.50 per share.

In May 2009, in connection with an amendment agreement with John Thomas Bridge & Opportunity Fund LP, we issued 600,000 shares of common stock.

On June 30, 2009, we sold $1,542,600 principal amount of Subordinated Notes.  The Subordinated Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into the Subordinated Units at a conversion price of $1.00 per Subordinated Unit. Each Subordinated Unit consists of (i) one share of our common stock and (ii) three Subordinated Warrants.  In connection with this offering, we issued warrants to purchase 308,520 shares of common stock to John Thomas and its employees.

In July 2009, we issued an aggregate of 2,250,000 to our nine members of our board of directors (250,000 shares per director) as compensation for serving on the Board.

In September 2009, we issued an aggregate of 527,651 shares of our common stock and warrants to purchase 527,651 shares of our common stock for the July 1, 2009 interest payment on our convertible debentures issued in our April 2009 private placement.

In September 2009, we issued an aggregate of 1,342,056 shares of our common stock to the holders on our convertible debentures issued in our April 2009 private placement for certain registration statement defaults that occurred as of July 30, 2009.

In September 2009, we issued an aggregate of 5,557,655 shares of our common stock to the holders on our convertible debentures issued in our April 2009 private placement and to John Thomas Bridge & Opportunity Fund, L.P. for certain registration statement defaults that occurred as of August 31, 2009.

In November 2009, we issued an aggregate of 7,543,985 shares of our common stock to the holders on our convertible debentures issued in our April 2009 and June 2009 private placements and to John Thomas Bridge & Opportunity Fund, L.P. for certain registration statement defaults that occurred as of September 30, 2009.

In November 2009, we issued an aggregate of 709,651 shares of our common stock and warrants to purchase 851,233 shares of our common stock for the October 1, 2009 interest payment on our convertible debentures issued in our April 2009 and June 2009 private placements.

In December 2009, we issued an aggregate of 8,466,787 shares of our common stock to the holders on our convertible debentures issued in our April 2009 and June 2009 private placements and to John Thomas Bridge & Opportunity Fund, L.P. for certain registration statement defaults that occurred as of October 31, 2009.

In November 2009, we issued an aggregate of 9,327,053 shares of our common stock to the holders on our convertible debentures issued in our April 2009 and June 2009 private placements and to John Thomas Bridge & Opportunity Fund, L.P. for certain registration statement defaults that occurred as of November 30, 2009.

* All of the above offerings and sales were deemed to be exempt under either rule 506 of Regulation D and Section 4(2) or Rule 902 of Regulation S of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of AMBER Ready or executive officers of AMBER Ready, and transfer was restricted by AMBER Ready in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the Memorandum are unaffiliated with us.

ITEM 16. EXHIBITS.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean AMBER Ready, Inc., a Nevada corporation.

Exhibit No.	Description
3.01	Articles of Incorporation and amendments thereto.

3.02	Amended and restated bylaws.

4.01	Form of Senior Secured Debenture.

4.02	Form of Subordinated Secured Debenture.

4.03	Form of Senior Warrant

4.04	Form of Subordinated Warrant

5.01	Opinion of Sichenzia Ross Friedman Ference LLP (to be filed by amendment).

10.01	Employment Agreement, dated as of February 1, 2008, by and between AMBER Ready and Frank DelVecchio.

10.02	Amendment to Employment Agreement, dated as of September 14, 2009, by and between AMBER Ready and Frank DelVecchio.

10.03	Common Stock Purchase Agreement, dated as of December 30, 2008, by and between Amber Alert Safety Centers, Inc. and John Thomas Bridge & Opportunity Fund, L.P.

10.04	Registration Rights Agreement, dated as of December 30, 2008, by and between Amber Alert Safety Centers, Inc. and John Thomas Bridge & Opportunity Fund, L.P.

10.05	Common Stock Purchase Agreement, dated as of February 25, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund, L.P.

10.06	Registration Rights Agreement, dated as of February 25, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund, L.P.

10.07	Common Stock Purchase Agreement, dated as of March 19, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund, L.P.

10.08	Registration Rights Agreement, dated as of March 19, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund, L.P.

10.09	Registration Rights Agreement, dated as of April 21, 2009, by and between Amber Ready, Inc. and the subscribers therein

10.10	Security Agreement, dated as of April 21, 2009, by and between Amber Ready, Inc. and Hudson Asset Partners, LLC, as collateral agent

10.11	Collateral Agent Agreement, dated as of April 21, 2009, by and between Amber Ready, Inc. and Hudson Asset Partners, LLC

10.12	Trademark Collateral Assignment and Security Agreement, dated as of April 21, 2009, by Amber Ready, Inc. in favor of Hudson Asset Partners, LLC

10.13	Control Account Agreement, dated as of April 21, 2009, by and among Amber Ready, Inc., Hudson Asset Partners, LLC and Signature Bank

10.14	Consulting Agreement, dated as of April 21, 2009, by and between Amber Ready, Inc. and John Thomas Financial, Inc.

10.15	Registration Rights Agreement, dated as of June 30, 2009, by and between Amber Ready, Inc. and the subscribers therein

10.16	Security Agreement, dated as of June 30, 2009, by and between Amber Ready, Inc. and Hudson Asset Partners, LLC, as collateral agent

10.17	Collateral Agent Agreement, dated as of June 30, 2009, by and between Amber Ready, Inc. and Hudson Asset Partners, LLC

10.18	Trademark Collateral Assignment and Security Agreement, dated as of April 21, 2009, by Amber Ready, Inc. in favor of Hudson Asset Partners, LLC

23.01	Consent of GBH CPAs, PC.

23.02	Opinion of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1).

24.01	Power of Attorney.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)           File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)           Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Rockaway, State of New Jersey, on December 16, 2009.

AMBER READY, INC.

Date: December 18, 2009	By: /s/ FRANK DELVECCHIO
Frank DelVecchio
Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of AMBER Ready, Inc., a Nevada corporation, do hereby constitute and appoint Frank DelVecchio and Milton Makris and each of them his or her true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/s/ FRANK DELVECCHIO Frank DelVecchio	Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	December 18, 2009
/s/ WILLIAM SCHUTZE William Schutze	Chairman of the Board and Director	December 18, 2009
Robert Christie	Director	December 18, 2009
/s/ JAMES GARNER James Garner	Director	December 18, 2009
/s/ MILTON MAKRIS Milton Makris	Director	December 18, 2009
/s/ SUZANNE STANFORD Suzanne Stanford	Director	December 18, 2009
Kai D. Patterson	Director	December 18, 2009